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As filed with the Securities and Exchange Commission on September 14, 2004

Registration No. 333-109727

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW CENTURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0683629 (I.R.S. Employer Identification No.)

18400 Von Karman Avenue, Suite 1000
Irvine, California 92612
(949) 440-7030
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brad A. Morrice
Vice Chairman, President and Chief Operating Officer
New Century Financial Corporation
18400 Von Karman Avenue, Suite 1000
Irvine, California 92612
(949) 440-7030

Copy to:
David A. Krinsky, Esq.
O'Melveny & Myers LLP
610 Newport Center Drive
Newport Beach, California 92660-6429
(949) 760-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
$210,000,000

3.50% Convertible Senior Notes Due 2008
and the Common Stock Issuable Upon Conversion of the Notes

        New Century Financial Corporation issued its 3.50% Convertible Senior Notes due July 3, 2008 in a private offering in an aggregate principal amount of $210,000,000. Selling securityholders will use this prospectus to resell the notes and the shares of our common stock issuable upon conversion of the notes.

        The notes are convertible at any time prior to maturity into shares of our common stock at a conversion price of approximately $34.80 per share (subject to certain adjustments). This is equivalent to a conversion rate of approximately 28.7366 shares per $1,000 principal amount of the notes. Upon conversion, we will have the right to deliver cash in lieu of shares of our common stock or to deliver a combination of cash and shares of our common stock. The notes are general unsecured obligations, ranking on a parity in right of payment with all our existing and future unsecured senior indebtedness and our other general unsecured obligations, and senior in right of payment to all our future subordinated indebtedness.

        The interest rate on the notes is an annual rate of 3.50% of the principal amount. Interest on the notes is payable in cash on January 3 and July 3 of each year until maturity. At maturity, on July 3, 2008, we will redeem the notes at their principal amount.

        You may require us to repurchase all or a portion of your notes, subject to specified exceptions, upon the occurrence of a fundamental change as described herein under "Description of Notes—Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

        The notes are not listed on any national securities exchange or on The Nasdaq National Market. Our common stock is quoted on The Nasdaq National Market under the symbol "NCEN." The last reported bid price of our common stock on September 14, 2004 was $55.75 per share.

Investing in the notes involves risks.
See "Risk Factors" beginning on page 10.

        We will not receive any of the proceeds from the sale of the notes or the shares of our common stock issuable upon conversion of the notes by any of the selling securityholders. The notes or common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the shares of our common stock may be offered from time to time through ordinary brokerage transactions on The Nasdaq National Market. The selling securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended, or the Securities Act. If the selling securityholders use any broker-dealers, any commission paid to broker-dealers and, if broker-dealers purchase any notes or shares of our common stock as principals, any profits received by such broker-dealers on the resale of the notes or shares of our common stock may be deemed to be underwriting discounts or commissions under the Securities Act.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2004

TABLE OF CONTENTS

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS	2
SUMMARY	4
RISK FACTORS	10
USE OF PROCEEDS	35
RATIO OF EARNINGS TO FIXED CHARGES	35
DIVIDEND POLICY	35
PRICE RANGE OF COMMON STOCK	37
CAPITALIZATION	38
DESCRIPTION OF NOTES	39
DESCRIPTION OF CAPITAL STOCK	62
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	68
CERTAIN ERISA CONSIDERATIONS	75
SELLING SECURITYHOLDERS	77
PLAN OF DISTRIBUTION	81
LEGAL MATTERS	83
EXPERTS	83
WHERE YOU CAN FIND MORE INFORMATION ABOUT NEW CENTURY FINANCIAL CORPORATION	84

ABOUT THIS PROSPECTUS

        This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission through what is known as the shelf registration process. Under this process, any selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling securityholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information About New Century Financial Corporation."

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume" or other similar expressions, although not all forward-looking statements contain these identifying words. Statements regarding the following subjects contained or incorporated by reference in this prospectus are forward-looking by their nature:

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  our business strategy;

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  our understanding of our competition;

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  our ability to complete the merger and raise additional capital in the form of equity, debt or some combination of the two as described under the heading "Recent Developments";

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  market trends;

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  projected sources and uses of funds from operations;

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  potential liability with respect to legal proceedings; and

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  potential effects of proposed legislation and regulatory action.

        You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders or our noteholders. Such factors include, but are not limited to:

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  those identified under "Risk Factors" in this prospectus;

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  those identified from time to time in our public filings with the Securities and Exchange Commission;

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  the negative impact of economic slowdowns or recessions;

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  the effect of changes in interest rates;

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  our limited experience managing a REIT;

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  the condition of the secondary markets for our products;

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  our access to funding sources and our ability to renew, replace or add to our existing repurchase arrangements and existing credit facilities on terms comparable to the current terms;

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  the assumptions underlying our residual values and repurchase allowances;

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  the impact of new state or federal legislation or court decisions on our operations;

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  the impact of new state or federal legislation or court decisions restricting the activities of lenders or suppliers of credit in our market;

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  an increase in the prepayment speed or default rate of our borrowers;

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  the effect of competition from finance and mortgage banking companies and from Internet-based lending companies;

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  our ability to adequately hedge our residual values;

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  the initiation of a margin call under our credit facilities;

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  the ability of our servicing operations to maintain high performance standards;

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  our ability to expand origination volume while maintaining low overhead;

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  our ability to attract and retain qualified employees, including, in particular, our senior executives;

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  our ability to adapt to and implement technological changes;

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  the stability of residential property values;

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  our ability to close our forward sale commitments;

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  management's ability to manage our growth and planned expansion; and

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  the outcome of litigation or regulatory actions pending against us.

        We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption "Risk Factors" as well as in our most recent Annual Report on Form 10-K, as amended, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section titled "Risk Factors" and our financial statements and the notes thereto, which are incorporated into this prospectus by reference, before making an investment in the notes or our common stock. As used in this prospectus, except where the context otherwise requires or as otherwise indicated, "New Century Financial," "company," "we," "our," and "us" refer to New Century Financial Corporation and our successor, New Century REIT, Inc., which will be our parent company after completion of the merger (as described below). For periods after completion of the merger New Century Financial refers to New Century TRS Holdings, Inc., successor to New Century Financial Corporation, and its subsidiaries. Unless otherwise indicated, all share and per share information in this prospectus reflect our three-for-two stock split structured as a stock dividend that was paid on July 11, 2003.

New Century Financial Corporation

Our Business

        We are the nation's second largest subprime mortgage finance company in terms of loan volume. We originate, purchase, retain, sell and service primarily first mortgage products to borrowers nationwide. We focus on lending to individuals whose borrowing needs are generally not fulfilled by traditional financial institutions because they do not satisfy the credit, documentation or other underwriting standards prescribed by conventional mortgage lenders and loan buyers, such as Fannie Mae and Freddie Mac. We originate and purchase loans on the basis of the borrower's ability to repay the mortgage loan, the borrower's historical pattern of debt repayment and the amount of equity in the borrower's property, as measured by the borrower's loan-to-value ratio, or LTV. We have been originating and purchasing subprime loans since 1996 and believe we have developed a comprehensive and sophisticated process of credit evaluation and risk-based pricing that allows us to effectively manage the potentially higher risks associated with this segment of the mortgage industry.

Recent Developments

  The REIT conversion

        On April 5, 2004, our board of directors approved a plan to change our capital structure to enable us to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The decision to convert to a REIT was based on several factors, including the potential for increased stockholder return, tax efficiency and ability to achieve growth objectives. On April 19, 2004, our board of directors approved certain legal and financial matters related to the proposed REIT conversion. Our board of directors has received a fairness opinion from Morgan Stanley & Co. Incorporated with respect to the REIT conversion. A copy of the opinion has been included as an exhibit to our proxy statement/prospectus filed with the Securities and Exchange Commission.

        On April 12, 2004, we formed New Century REIT, Inc., or New Century REIT, a Maryland corporation, which will succeed to and continue the business of New Century Financial upon completion of the merger described below. Our stockholders will vote upon a proposal to approve and adopt the merger agreement which will implement the restructuring of New Century Financial to qualify as a REIT at our 2004 annual meeting, which will take place on September 15, 2004.

        The key components of our plan to convert to a REIT include the following:

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  reorganizing New Century Financial and New Century REIT through the merger of NC Merger Sub, Inc., a wholly-owned subsidiary of New Century REIT, with and into New Century Financial, resulting in New Century REIT becoming the parent company of New Century Financial;

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  raising additional capital in the form of equity, debt or some combination of the two. Subject to market conditions, including the price of our common stock, we currently anticipate raising $750 million through the sale by New Century REIT of shares of its common stock to the public;

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  having New Century REIT elect to be taxed as a REIT for U.S. federal income tax purposes, which we currently expect to occur commencing with its taxable year ending December 31, 2004;

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  causing New Century REIT to use substantially all of its net proceeds of the equity and/or debt offerings to purchase from New Century Financial, its subsidiaries and third parties assets that will enable New Century REIT to satisfy the asset and income tests necessary to maintain its REIT status; and

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  having New Century REIT acquire all of the capital stock of New Century Credit Corporation (formerly known as Worth Funding Incorporated), or New Century Credit, which is currently indirect wholly-owned subsidiary of New Century Financial and which will become a qualified REIT subsidiary following the merger.

        In connection with the merger:

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  each outstanding share of common stock of New Century Financial will be converted into one share of common stock of New Century REIT;

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  New Century REIT will be renamed "New Century Financial Corporation," will become the parent company of New Century Financial and will succeed to and continue to operate, directly or indirectly, substantially all of the existing businesses of New Century Financial;

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  New Century REIT has applied to have its shares listed on the New York Stock Exchange, or NYSE, under the symbol "NEW";

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  New Century Financial will be renamed "New Century TRS Holdings, Inc." and will become a wholly-owned taxable REIT subsidiary of New Century REIT;

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  the board of directors, committees of the board of directors and management of New Century Financial immediately prior to the merger will become the board of directors, committees of the board of directors and management, respectively, of New Century REIT following the merger;

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  New Century REIT will assume all of New Century Financial's stock incentive plans and all rights to acquire shares of New Century Financial common stock under any New Century Financial stock incentive plan will be converted into rights to acquire shares of New Century REIT common stock pursuant to the terms of the stock incentive plans and the other related documents, if any;

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  the rights of the stockholders of New Century REIT will be governed by the Maryland General Corporation Law, or the MGCL, the amended and restated charter of New Century REIT and the amended and restated bylaws of New Century REIT.

        In order to complete the REIT conversion and related transactions, we will need to obtain stockholder approval of the merger agreement and must satisfy or waive all of the merger agreement's other closing conditions, including, but not limited to:

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  entering into an underwriting agreement for the offering of New Century REIT's common stock to the public; and

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  pricing the public offering of New Century REIT's common stock on satisfactory terms, including raising enough capital to support our operating plan and to satisfy the asset and income tests necessary to qualify as a REIT.

        While we may be able to complete the merger and related transactions by October 2004, we may decide to delay the merger until late 2004 or early 2005 if we believe market conditions are unfavorable for raising capital for the REIT. In addition, our board of directors may decide in its discretion to delay or cancel the merger even if our stockholders vote to approve and adopt the merger agreement and we satisfy all other conditions to the completion of the merger, if our board of directors determines that, due to general economic conditions or other factors, the merger, the REIT conversion or the related public offering are no longer in our or our stockholders' best interests.

  Effect of the merger and related transactions on the notes

        The notes became convertible into shares of our common stock on March 17, 2004 under the terms of the indenture governing the notes. As a result of the merger, the notes will become convertible into shares of New Century REIT common stock at the same conversion rate as in effect on the date of the merger, subject to further adjustments upon the occurrence of certain events. In order to implement these provisions, New Century Financial and New Century REIT will execute a supplemental indenture at the closing of the merger, pursuant to which New Century REIT will assume the obligations to issue common stock under such indenture and New Century Financial will assume all other obligations thereunder.

  Changes in our business as a result of the merger which will effect the REIT conversion

        After the merger and the related public offering, we expect that a significant source of our revenue will be interest income generated from our portfolio of mortgage loans held by our taxable REIT subsidiaries and, over time, a growing portion by New Century REIT and its qualified REIT subsidiaries. We also expect to generate revenue from the sale of loans, servicing income and loan origination fees, all of which we initially expect to be generated by our taxable REIT subsidiaries. The primary components of our expenses are expected to be interest expense on our warehouse lines and other borrowings and our securitizations, general and administrative expenses, and payroll and related expenses arising from our origination and servicing businesses.

        Following the merger, we intend to continue to sell loans through our taxable REIT subsidiaries and generate gain on sale income, origination fees and servicing income through those subsidiaries. Subject to the limitations imposed by applicable REIT tax rules, we expect to retain some or all of the after-tax earnings of our taxable REIT subsidiaries in such subsidiaries, enabling us to increase our capital and provide for future growth.

        We expect that we will make certain changes to our business operations if we complete the merger and the related transactions, some of which are described below:

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  Loan origination, acquisition and servicing. We will continue to originate, underwrite, process, fund and service a majority of loans through one or more of our taxable REIT subsidiaries, including New Century Mortgage Corporation, our subsidiary, in accordance with our existing policies, procedures and underwriting guidelines. In addition, we expect to be able to originate mortgage loans in a majority of states through New Century REIT or one or more of our qualified REIT subsidiaries, including New Century Credit. Over time, we expect that New Century REIT and/or one or more of our qualified REIT subsidiaries will become authorized to originate mortgage loans in the remaining states in which they are not currently authorized.

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  Loan sales. Currently, we sell most of our loans through whole loan sales or securitizations through NC Capital Corporation, our indirect subsidiary. Following the merger, we intend to conduct non-real estate mortgage investment conduit (REMIC) collateralized mortgage obligation (CMO) securitization activities in New Century REIT or one of its qualified REIT subsidiaries, including New Century Mortgage Securities LLC, or NCMS. Non-REMIC CMO's are treated as debt for both generally accepted accounting principles and tax purposes, thereby resulting in no gain-on-sale, or GOS, being recognized for either generally accepted accounting principles or income tax purposes. The non-GOS treatment for both generally accepted accounting principles and tax purposes creates portfolio generally accepted accounting principles earnings with matching tax treatment. In connection with the REIT conversion and following completion of the public offering of its common stock, New Century REIT will purchase loans from New Century Financial or one or more of its taxable REIT subsidiaries in arm's-length transactions at fair market value in order to enable New Century REIT to meet the asset and income tests applicable to REITs. We will determine fair market value based on prevailing market prices for similar whole loan sale and securitization transactions executed with unaffiliated third parties.

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  Short-term financing. In connection with the REIT conversion, New Century REIT and its qualified REIT subsidiaries intend to obtain short-term financing commitments to originate loans. To the extent retained by New Century REIT, these loans will be financed through longer-term securitizations. We have reached agreement with three of our lenders to increase the amount of financing under our current lines of credit by $1.5 billion of committed financing and we are negotiating with two new lenders to provide additional financing. We expect to make these financings, and additional financings, available to New Century REIT in connection with the REIT conversion.

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  Long-term financing. We expect to continue financing our loan portfolio for the long-term through securitizations. If New Century REIT or one of its qualified REIT subsidiaries were to securitize mortgage assets on a regular basis (other than through the issuance of non-real estate mortgage investment conduit collateralized mortgage obligation securitizations), there is a substantial risk that the securities could be "dealer property" and that all of the profits from such sales would be subject to tax at the rate of 100% as income from prohibited transactions. We expect to securitize such mortgage assets through the issuance of non-real estate mortgage investment conduit collateralized mortgage obligation securitizations, whereby we retain the equity interests in the mortgage-backed assets used as collateral in the securitization transaction.

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  Hedging. We currently use various derivative financial instruments to attempt to mitigate interest rate risks. When interest rates change, we expect the gain or loss on derivatives to be offset by a related but inverse change in the value of the assets that we hold or the amount of future interest payments on the related liabilities. Following the REIT conversion, we expect to continue this hedging strategy; however, REIT qualification tests will limit the amount of income we can receive from financial derivatives in New Century REIT. As a result, we may be required to conduct some hedging activities through one or more of our taxable REIT subsidiaries, which will subject the related hedging income to corporate income tax and, in some circumstances, may impair our ability to mitigate interest rate risk.

Our Corporate Information

        We were formed as a Delaware corporation in 1995. Our common stock has been quoted on The Nasdaq National Market under the symbol "NCEN" since our initial public offering in June 1997. Following completion of the merger, we anticipate that our common stock will be listed on the NYSE under the symbol "NEW." Our principal executive offices are located at 18400 Von Karman Avenue, Suite 1000, Irvine, California 92612, our telephone number at that location is (949) 440-7030 and our Internet website is www.ncen.com. The contents of our website are not part of this prospectus.

Terms of the Notes

Issuer	New Century Financial Corporation
Seller	One or more of the selling securityholders. See "Selling Securityholders." We are not selling any of the securities.
Securities Offered	$210,000,000 principal amount of 3.50% Convertible Senior Notes due July 3, 2008 and shares of our common stock issuable upon conversion of the notes.
Issue Price	100% of the principal amount.
Maturity Date	July 3, 2008.
Interest	3.50% per year on the principal amount at maturity, payable semiannually in arrears on January 3 and July 3 of each year, beginning on January 3, 2004, calculated semiannually on the basis of a 360-day year comprised of twelve 30-day months.
Ranking	The notes are general unsecured obligations, ranking on a parity in right of payment with all our existing and future unsecured senior indebtedness, and senior in right of payment with all our future subordinated indebtedness. The notes are effectively subordinated to the claims of all creditors of our subsidiaries. See "Description of Notes—Ranking."
Conversion Rights	Holders may convert the notes prior to stated maturity, in multiples of $1,000 principal amount, at any time at the option of the holder under the following circumstances:
(i) if the closing sale price of our common stock for at least 20 trading days in the 30 trading day period ending on the last day of the preceding calendar quarter is greater than or equal to 110% of the conversion price per share of common stock, after which the notes will remain convertible until maturity;
(ii) during the 5 consecutive trading day period after any 10 consecutive trading day period in which the price of the notes for each day of such period was less than 105% of the conversion value (as described herein) and the conversion value for each day of such period was less than 90% of the principal amount per note, which we refer to as the "note price conditions";
(iii) if the notes are rated subsequent to their issuance, during any period in which the credit rating initially assigned to the notes by either Moody's Investors Service, Inc. or Standard & Poor's Rating Services is downgraded by two or more rating levels or cease to be rated, provided that we have no obligation to have the notes rated; or
(iv) upon the occurrence of specified corporate transactions described in this prospectus under "Description of Notes—Conversion of Notes."
We refer to the number of shares of common stock into which each note is convertible as the "conversion rate." The conversion rate is subject to adjustment under certain circumstances and has been equitably adjusted to account for the effects of our three-for-two stock split effected through a stock dividend paid on July 11, 2003.
Upon a conversion of a note following satisfaction of the conditions in paragraph (ii) above, we will deliver, at our election, a number of shares equal to the lesser of (a) the conversion rate of the note, or (b) the quotient obtained by dividing the principal amount of such note by the closing price of our common stock on the trading day immediately before the date of conversion, subject to our right to pay cash in lieu of issuing shares of common stock or to deliver a combination of common stock and cash.

Upon a conversion of a note following satisfaction of the conditions in paragraphs (i), (iii) or (iv) above, we will deliver, at our election, either a number of shares equal to the conversion rate of the note, cash in lieu of issuing shares or a combination of common stock and cash.
The notes became convertible into shares of our common stock on March 17, 2004 pursuant to paragraph (i) above and will remain convertible until maturity. The notes are convertible into shares of our common stock prior to maturity at a rate of 28.7366 shares of common stock per $1,000 principal amount of the notes (equivalent to an initial conversion price of approximately $34.80 per share), subject to our right to pay cash in lieu of issuing shares of common stock or to deliver a combination of cash and shares of our common stock.
Sinking Fund	None.
Optional Redemption	The notes are not subject to redemption at our option prior to maturity.
Repurchase of Notes at Your Option Upon a Fundamental Change	Upon the occurrence of a fundamental change, as described in this prospectus, holders of notes will have the right to require us to repurchase for cash all or part of the notes at a price equal to 100% of their principal amount plus accrued and unpaid interest (including additional amounts). See "Description of Notes—Repurchase of Notes at a Holder's Option Upon a Fundamental Change."
Use of Proceeds	We will not receive any proceeds from the sale of the notes or the shares of common stock offered by this prospectus.
Trading	The notes issued in the initial private offering are eligible for trading on Nasdaq's screen-based automated trading system known as PORTAL, "Private Offerings, Resale and Trading through Automated Linkages." However, notes sold under this prospectus will no longer be eligible for trading in the PORTAL market. The notes are not currently listed and we do not intend to list the notes on any national securities exchange or on The Nasdaq National Market. We can give no assurance as to the liquidity of or trading market for the notes. Our common stock is traded on The Nasdaq National Market under the symbol "NCEN." If we complete the merger and related transactions and the notes become convertible into shares of New Century REIT common stock, we expect to list the shares of common stock on the NYSE under the symbol "NEW."

Risk Factors

        Investment in the notes or our common stock involves significant risks. You should carefully consider the information under "Risk Factors" and all other information included in this prospectus or incorporated herein by reference before investing in the notes or our common stock.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Related to the Notes

The notes will be subordinated to all of our secured indebtedness and effectively subordinated to indebtedness of our subsidiaries.

        The notes will be unsecured senior obligations of New Century Financial and will not be guaranteed by any of our subsidiaries. Accordingly, the notes will be junior to all of our current and future secured indebtedness. As of June 30, 2004, we had nine short-term warehouse and aggregation credit facilities and our asset-backed commercial paper facility providing us with approximately $8.6 billion of committed and $2.0 billion of uncommitted borrowing capacity that is senior to the notes.

        Our right to receive any distribution of assets of any subsidiary upon that subsidiary's liquidation, reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent we are also recognized as a creditor of that subsidiary. Further, several of our warehouse and repurchase facilities are structured such that the obligation is of our Delaware business trust subsidiaries, which would protect the lender's interest in the collateral in the event of a liquidation or reorganization of the issuer. As a result, the notes are effectively subordinated to the claims of such creditors.

There are no restrictive covenants in the indenture relating to our ability to incur future indebtedness.

        Although we are subject to restrictive covenants under instruments governing certain of our other existing indebtedness, the indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We may therefore incur additional debt, including secured indebtedness senior to the notes, or indebtedness at the subsidiary level to which the notes would be structurally subordinated.

        A higher level of indebtedness increases the risk that we may default on our debt obligations. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change except to the extent described under "Description of Notes—Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

We have broad discretion with respect to the use of proceeds from our sale of the notes to the initial purchasers.

        The net proceeds of our sale of the notes to the initial purchasers were approximately $181.9 million. Our management has broad discretion as to the use and allocation of those proceeds. We used $22.4 million of such proceeds to purchase call options with respect to our common stock from an affiliate of Bear, Stearns & Co. Inc. and we may use a portion of such proceeds to repurchase shares of our common stock or the notes. Accordingly, you will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of those proceeds, and management may use those proceeds in activities that do not ultimately increase stockholder value or provide funds to repay the notes at maturity.

Upon conversion of the notes, we will have the right to pay cash in lieu of issuing shares of our common stock.

        We have the right to elect to satisfy our conversion obligation to holders by issuing either common stock into which the notes are convertible, the cash value of the common stock into which the notes are convertible, or a combination thereof. Accordingly, upon conversion of a note, the holder might not receive any shares of our common stock, or the holder might receive few shares of common stock relative to the conversion value of the note. Further, our liquidity may be reduced to the extent we choose to deliver cash rather than shares of common stock upon conversion of notes.

We are a holding company, and we may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

        Although all of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on our indebtedness, including the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. Our subsidiaries are permitted under the terms of our indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by our subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

We may not have the funds necessary to purchase the notes upon a fundamental change or other purchase date, as required by the indenture governing the notes.

        Holders may require us to purchase their notes upon a fundamental change as described under "Description of Notes—Repurchase of Notes at a Holder's Option Upon a Fundamental Change." If we do not have access to sufficient funds to repurchase the notes, then we would not be able to repurchase the notes. We expect that we would require third-party financing to repay the notes in the event holders require us to purchase their notes upon a fundamental change, but we may not be able to obtain that financing on favorable terms or at all.

If an active trading market does not develop for the notes, holders may not be able to resell them.

        We cannot assure you that an active trading market will develop or be sustained for the notes or that you will be able to sell your notes. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for trading in The Nasdaq National Market. In addition, while the notes issued in the initial private offering have been designated for trading in the PORTAL market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL market.

        In addition, under the registration rights agreement we entered into in connection with our sale of the notes, we are permitted to suspend the use of the registration statement containing this prospectus for specific periods of time for certain reasons.

        Further, even if a public market for the notes develops, the notes could trade at prices that may be lower than the price at which you purchased your notes depending on many factors, including prevailing interest rates and the market for similar securities, general economic conditions and our financial condition, performance and prospects. The liquidity of, and the trading market for, the notes may be adversely affected by general declines or disruptions in the market for non-investment grade debt.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustments for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, extraordinary cash dividends and issuer tender or exchange offers as described under "Description of Notes—Conversion of Notes." The conversion rate will not be adjusted for other events, such as third party tender or exchange offers, that may harm the trading price of the notes or the common stock into which such notes may be convertible. The conversion rate of the notes has been equitably adjusted to account for the effects of our three-for-two stock split effected by a stock dividend paid on July 11, 2003. After giving effect to the stock split, the conversion rate is 28.7366 shares of common stock per $1,000 principal amount of the notes (equivalent to a conversion price of approximately $34.80 per share).

Hedging transactions and other transactions may harm the value of the notes.

        We used a portion of the net proceeds from the sale of the notes to purchase a call option on our common stock from an affiliate of Bear, Stearns & Co. Inc., which is expected to reduce potential dilution from conversion of the notes. The cost of this call option was partially offset by the sale to an affiliate of Bear, Stearns & Co. Inc. of a warrant to acquire shares of our common stock. In connection with these hedging arrangements, Bear, Stearns & Co. Inc. and its affiliates may take positions in our common stock in secondary market transactions and/or will enter into various derivative transactions. Such hedging arrangements could increase the price of our common stock. Bear, Stearns & Co. Inc. and its affiliates, or any transferee of any of its positions, may modify its hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, our other securities or other instruments they may wish to use in connection with such hedging. Such activity may adversely affect the market price of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock. If the merger is completed, the call option and warrant will only be exercisable for shares of New Century REIT common stock rather than New Century Financial common stock, except that the calculation agent of the warrant may have the right to reduce the exercise price of the warrant to account for changes in volatility, expected dividends, brokers' ability to margin and liquidity of our common stock relative to the shares of New Century Financial common stock.

Our notes may not be rated by one or more rating agencies or may receive a lower rating than anticipated.

        One or more rating agencies may rate the notes. If one or more rating agencies assign the notes a rating lower than expected by investors, or do not rate the notes, the market price of the notes and our common stock would be adversely affected.

Risks Related to Our Business

A prolonged economic slowdown or a lengthy or severe recession could hurt our operations, particularly if it results in a decline in the real estate market.

        The risks associated with our business are more acute during periods of economic slowdown or recession because these periods may be accompanied by decreased demand for consumer credit and declining real estate values. Declining real estate values reduce the ability of borrowers to use home equity to support borrowings because they reduce the loan-to-value ratios of the home equity collateral. In addition, because we make a substantial number of loans to credit-impaired borrowers, the actual rates of delinquencies, foreclosures and losses on these loans could be higher during economic slowdowns. Any sustained period of increased delinquencies, foreclosures or losses could harm our ability to sell loans, the prices we receive for our loans or the values of our mortgage loans held for investment or our residual interests in securitizations, which could harm our results of operations, financial condition and business prospects.

Our earnings may decrease because of increases or decreases in interest rates.

        Our profitability may be directly affected by changes in interest rates. The following are some of the risks we face related to an increase in interest rates:

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  An interest rate increase may harm our earnings by reducing the spread between the interest we receive on our mortgage loans and our funding costs.

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  A substantial and sustained increase in interest rates could harm our loan origination volume because refinancings of existing loans, including cash-out financings and interest rate-driven refinancings, would be less attractive and qualifying for a purchase loan may be more difficult. Lower origination volume may harm our earnings by reducing origination income, net interest income and gain on sale of loans.

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  During periods of rising interest rates, the value and profitability of our loans may be harmed between the date of origination or purchase until the date we sell or securitize the loans.

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  When we securitize loans, the value of the residual interests we retain and the income we receive from the securitizations structured as financings are based primarily on the London Inter-Bank Offered Rate, or LIBOR. This is because the interest on the underlying mortgage loans is based on fixed rates payable on the underlying loans for the first two or three years from origination while the holders of the applicable securities are generally paid based on an adjustable LIBOR-based yield. Therefore, an increase in LIBOR reduces the net income we receive from, and the value of, these mortgage loans and residual interests.

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  Our adjustable-rate mortgage loans have periodic and lifetime interest rate caps above which the interest rate on the loans may not rise. In the event of general interest rate increases, the rate of interest on these mortgage loans could be limited, while the rate payable on the senior certificates representing interests in a securitization trust into which these loans are sold may be uncapped. This would reduce the amount of cash we receive over the life of the loans in securitizations structured as financings and our residual interests, and could require us to reduce the carrying value of our residual interests.

        We are also subject to risks from decreasing interest rates. For example, a significant decrease in interest rates could increase the rate at which loans are prepaid, which also could require us to reduce the carrying value of our residual interests. Moreover, prepayments are greater than expected, the cash we receive over the life of our residual interests would be reduced. Higher-than-expected prepayments could also harm the value of our servicing portfolio. Therefore, any such changes in interest rates could harm our results of operations, financial condition and business prospects.

Our reliance on cash-out refinancing as a significant source of our origination volume increases the risk that our earnings will be harmed if the demand for this type of refinancing declines.

        During the six months ended June 30, 2004, approximately 62% of our loan production volume consisted of cash-out refinancings. Our reliance on cash-out refinancings as a significant source of our origination volume increases the risk that our earnings will be harmed if interest rates rise and the prices of homes decline, which would reduce the demand and production volume for this type of refinancing. A substantial and sustained increase in interest rates could significantly reduce the number of borrowers who would qualify or elect to pursue a cash-out refinancing and result in a decline in that origination source. Similarly, a decrease in home prices would reduce the amount of equity available to be borrowed against in cash-out refinancings and result in a decrease in our loan production volume from that origination source. Therefore, our reliance on cash-out refinancings as a significant source of our origination volume could harm our results of operations, financial condition and business prospects.

The loans we originate and hold are subprime, rather than prime, and generally have delinquency and default rates higher than prime loans, which could result in higher loan losses.

        Subprime mortgage loans generally have higher delinquency and default rates than prime mortgage loans. Delinquency interrupts the flow of projected interest income from a mortgage loan, and default can ultimately lead to a loss if the net realizable value of the real property securing the mortgage loan is insufficient to cover the principal and interest due on the loan. Also, our cost of financing and servicing a delinquent or defaulted loan is generally higher than for a performing loan. We bear the risk of delinquency and default on loans beginning when we originate them. In whole loan sales, our risk of delinquency typically only extends to the first payment, but when we securitize any of our loans, we continue to be exposed to delinquencies and losses through our residual interests and the loans underlying our on-balance sheet securitization transactions. We are required to establish reserves based on our anticipated delinquencies and losses. We also re-acquire the risks of delinquency and default for loans that we are obligated to repurchase. We attempt to manage these risks with risk-based loan pricing and appropriate underwriting policies and loan collection methods. However, we cannot assure you that such management policies will be successful and, if such policies and methods are insufficient to control our delinquency and default risks and do not result in appropriate loan pricing and appropriate loss reserves, our business, financial condition, liquidity and results of operations could be harmed. As of June 30, 2004, the delinquency rate on mortgage loans that were 60 days or more past due and that we previously securitized in either on- or off-balance sheet transactions was 3.27%. The expected cumulative loss rate on these loans as of June 30, 2004 is approximately 4.0%, determined as the historical cumulative loss rates of more aged loans plus the expected cumulative loss rates on newer loans, which have experienced immaterial losses through June 30, 2004.

The geographic concentration of our mortgage loan originations increases our exposure to risks in those areas, especially California.

        Over-concentration of our loan originations in any one geographic area increases our exposure to the economic and natural hazard risks associates with that area. For example, in the six months ended June 30, 2004, approximately 41.3% of the aggregate principal amount of our mortgage loans were secured by property located in California. Certain parts of California have experienced an economic downturn in the past and have suffered the effects of certain natural hazards. Declines in the residential real estate markets in which we are concentrated may reduce the values of the properties collateralizing our mortgages, increase the risk of delinquency, foreclosure, bankruptcy, or losses and could harm our results of operations, financial condition and business prospects.

        Furthermore, if borrowers are not insured for natural disasters, which are typically not covered by standard hazard insurance policies, then they may not be able to repair the property or may stop paying their mortgages if the property is damaged. A natural disaster that results in a significant number of delinquencies would cause increased foreclosures and decrease our ability to recover losses on properties affected by such disasters and would harm our results of operations, financial condition and business prospects.

        Likewise, the secondary market pricing for pools of loans that are not geographically diverse is typically less favorable than for a diverse pool. Our inability to originate or purchase geographically diverse pools of loans could harm our results of operations, financial condition and business prospects.

An interruption or reduction in the securitization and whole loan markets would harm our financial position.

        We are dependent on the securitization market for the sale of our loans because we securitize loans directly and many of our whole loan buyers purchase our loans with the intention to securitize them. The securitization market is dependent upon a number of factors, including general economic conditions, conditions in the securities market generally and conditions in the asset-backed securities market specifically. In addition, poor performance of our previously securitized loans could harm our access to the securitization market. Accordingly, a decline in the securitization market or a change in the market's demand for our loans could harm our results of operations, financial condition and business prospects.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

        If appropriate opportunities become available, we may attempt to acquire businesses that we believe are a strategic fit with our business. We currently have no agreements to consummate any material acquisitions. If we pursue any such transaction, the process of negotiating the acquisition and integrating an acquired business may result in operating difficulties and expenditures and may require significant management attention that would otherwise be available for ongoing development of our business, whether or not any such transaction is ever consummated. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could harm our results of operations, financial condition and business prospects.

A material difference between the assumptions used in the determination of the value of our residual interests and our actual experience could harm our financial position.

        As of June 30, 2004, the value on our balance sheet of our residual interests from securitization transactions was $190.8 million. The value of these residuals is a function of the delinquency, loss, prepayment speed and discount rate assumptions we use. It is extremely difficult to validate the assumptions we use in valuing our residual interests. In the future, if our actual experience differs materially from these assumptions, our cash flow, financial condition, results of operations and business prospects could be harmed.

New legislation could restrict our ability to make mortgage loans, which could harm our earnings.

        Several states and cities are considering or have passed laws, regulations or ordinances aimed at curbing predatory lending practices. The federal government is also considering legislative and regulatory proposals in this regard. In general, these proposals involve lowering the existing federal Homeownership and Equity Protection Act thresholds for defining a "high-cost" loan, and establishing enhanced protections and remedies for borrowers who receive such loans. However, many of these laws and rules extend beyond curbing predatory lending practices to restrict commonly accepted lending activities, including some of our activities. For example, some of these laws and rules prohibit any form of prepayment charge or severely restrict a borrower's ability to finance the points and fees charged in connection with the borrower's loan. In addition, some of these laws and regulations provide for extensive assignee liability for warehouse lenders, whole loan buyers and securitization trusts. Because of enhanced risk and for reputational reasons, many whole loan buyers elect not to purchase any loan labeled as a "high cost" loan under any local, state or federal law or regulation. Accordingly, these laws and rules could severely constrict the secondary market for a significant portion of our loan production. This would effectively preclude us from continuing to originate loans that fit within the newly defined thresholds. For example, after the October 1, 2002 effective date of the Georgia Fair Lending Act, our lenders and secondary market buyers refused to finance or purchase our Georgia loans. As a result, we were forced to cease providing mortgages in Georgia until the law's amendment a few months later.

Similar laws have gone into effect in New Jersey, such as the New Jersey Home Ownership Act of 2002, and in New Mexico, such as the New Mexico Home Loan Protection Act, that have impacted our ability to originate loans in those states. The potential long-term impact could be as much as a 40% reduction in loans in New Jersey and 60% in New Mexico from previous loan origination volumes. Moreover, some of our competitors who are national banks or federally chartered thrifts may not be subject to these laws and may, therefore, be able to capture market share from us and other lenders. For example, the Office of the Comptroller of the Currency recently issued regulations effective January 7, 2004 that preempt state and local laws that seek to regulate mortgage lending practices by national banks. Passage of such state and local laws could increase compliance costs, reduce fee income and lower origination volume, all of which would harm our results of operations, financial condition and business prospects.

We are no longer able to rely on the Alternative Mortgage Transactions Parity Act to preempt certain state law restrictions on prepayment penalties, which could harm our earnings.

        The value of a mortgage loan depends, in part, upon the expected period of time that the mortgage loan will be outstanding. If a borrower pays off a mortgage loan in advance of this expected period, the holder of the mortgage loan does not realize the full value expected to be received from the loan. A prepayment penalty payable by a borrower who repays a loan earlier than expected helps offset the reduction in value resulting from the early payoff. Consequently, the value of a mortgage loan is enhanced to the extent the loan includes a prepayment penalty, and a mortgage lender can offer a lower interest rate and/or lower loan fees on a loan which has a prepayment penalty. Prepayment penalties are an important feature used to to obtain value on the loans we originate.

        Certain state laws restrict or prohibit prepayment penalties on mortgage loans, and until July 2003, we relied on the federal Alternative Mortgage Transactions Parity Act, or the Parity Act, and related rules issued in the past by the Office of Thrift Supervision, or the OTS, to preempt state limitations on prepayment penalties. The Parity Act was enacted to extend to financial institutions like us, which are not federally chartered depository institutions, the federal preemption that federally chartered depository institutions enjoy. However, on September 25, 2002, the OTS released a new rule that reduced the scope of the Parity Act preemption and, as a result, we are no longer able to rely on the Parity Act to preempt state restrictions on prepayment penalties. The effective date of the new rule, originally January 1, 2003, was subsequently extended by the OTS until July 1, 2003 in response to concerns from interested parties about the burdens associated with compliance. The elimination of this federal preemption has required us to comply with state restrictions on prepayment penalties. These restrictions prohibit us from charging any prepayment penalty in eight states and limit the amount or other terms and conditions of our prepayment penalties in several other states. This may place us at a competitive disadvantage relative to financial institutions that will continue to enjoy federal preemption of such state restrictions. Such institutions are able to charge prepayment penalties without regard to state restrictions and, as a result, may be able to offer loans with interest rate and loan fee structures that are more attractive than the interest rate and loan fee structures that we are able to offer. This competitive disadvantage could harm our results of operations, financial condition and business prospects.

The scope of our lending operations exposes us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the federal, state and local levels.

        Because we are authorized to originate mortgage loans in all 50 U.S. states, we must comply with the laws and regulations, as well as judicial and administrative decisions, for all of these jurisdictions, as well as an extensive body of federal law and regulations. The volume of new or modified laws and regulations has increased in recent years, and individual cities and counties have begun to enact laws that restrict subprime loan origination activities in those cities and counties. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. As our operations continue to grow, it may be more difficult to comprehensively identify, to accurately interpret and to properly program our technology systems and effectively train our personnel with respect to all of these laws and regulations, thereby potentially increasing our exposure to the risks of noncompliance with these laws and regulations.

        Our failure to comply with these laws can lead to:

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  civil and criminal liability;

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  loss of licensure;

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  damage to our reputation in the industry;

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  inability to sell or securitize our loans;

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  demands for indemnification or loan repurchases from purchasers of our loans;

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  fines and penalties and litigation, including class action lawsuits; or

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  administrative enforcement actions.

        Any of these results could harm our results of operations, financial condition and business prospects.

If warehouse lenders and securitization underwriters face exposure stemming from legal violations committed by the companies to whom they provide financing or underwriting services, this could increase our borrowing costs and harm the market for whole loans and mortgage-backed securities.

        In June 2003, a California jury found a warehouse lender and securitization underwriter liable in part for fraud on consumers committed by a lender to whom it provided financing and underwriting services. The jury found that the investment bank was aware of the fraud and substantially assisted the lender in perpetrating the fraud by providing financing and underwriting services that allowed the lender to continue to operate, and held the bank liable for 10% of the plaintiff's damages. This is the first case we know of in which an investment bank was held partly responsible for violations committed by the bank's mortgage lender customer. If other courts or regulators adopt this theory, investment banks may face increased litigation as they are named as defendants in lawsuits and regulatory actions against the mortgage companies with which they do business. Some investment banks may exit the business, charge more for warehouse lending or reduce the prices they pay for whole loans in order to build in the costs of this potential litigation. This could, in turn, harm our results of operations, financial condition and business prospects.

If lenders are prohibited from originating loans in the State of Illinois with fees in excess of 3% where the interest rate exceeds 8%, this could force us to curtail operations in Illinois.

        In March 2004, an Illinois Court of Appeals found that the Illinois Interest Act, which caps fees at 3% for loans with an interest rate in excess of 8%, is not preempted by federal law. This ruling contradicts the view of the Federal Circuit Courts of Appeal, most state courts, the OTS and the Illinois Office of the Attorney General. If this ruling is not overturned, we may reduce operations in Illinois because it will reduce the return we and our investors can expect on higher risk loans. Moreover, as a result of this ruling, plaintiffs are filing actions against lenders, including us, seeking various forms of relief as a result of any fees received in the past which exceeded the applicable thresholds. Any such actions, if decided against us, could harm our results of operations, financial condition and business prospects.

High delinquencies or losses on the mortgage loans in our securitizations may decrease our cash flows or impair our ability to sell or securitize loans in the future.

        Loans we make to lower credit grade borrowers, including credit-impaired borrowers, entail a higher risk of delinquency and higher losses than loans we make to borrowers with better credit. Virtually all of our loans are made to borrowers who do not qualify for loans from conventional mortgage lenders. No assurance can be given that our underwriting criteria or methods will afford adequate protection against the higher risks associated with loans made to lower credit grade borrowers. We continue to be subject to risks of default and foreclosure following the sale of loans through securitization. To the extent such losses are greater than expected, the cash flows we receive through residual interests and from our securitizations structured as financings would be reduced. Increased delinquencies or losses may also reduce our ability to sell or securitize loans in the future. Any such reduction in our cash flows or impairment in our performance could harm our results of operations, financial condition and business prospects.

Our inability to realize cash proceeds from loan sales and securitizations in excess of the loan acquisition cost could harm our financial position.

        The net cash proceeds received from loan sales consist of the premiums we receive on sales of loans in excess of the outstanding principal balance, plus the cash proceeds we receive from securitizations structured as sales, minus the discounts on loans that we have to sell for less than the outstanding principal balance. If we are unable to originate loans at a cost lower than the cash proceeds realized from loan sales, our results of operations, financial condition and business prospects could be harmed.

Our credit facilities are subject to margin calls based on the lender's opinion of the value of our loan collateral. An unanticipated large margin call could harm our liquidity.

        The amount of financing we receive under our credit facilities depends in large part on the lender's valuation of the mortgage loans that secure the financings. Each such facility provides the lender the right, under certain circumstances, to reevaluate the loan collateral that secures our outstanding borrowings at any time. In the event the lender determines that the value of the loan collateral has decreased, it has the right to initiate a margin call. A margin call would require us to provide the lender with additional collateral or to repay a portion of the outstanding borrowings. Any such margin call could harm our liquidity, results of operations, financial condition and business prospects.

We face intense competition that could harm our market share and our revenues.

        We face intense competition from finance and mortgage banking companies and from Internet-based lending companies. In addition, certain government-sponsored entities, such as Fannie Mae and Freddie Mac, are also expanding their participation in the subprime mortgage industry. These government-sponsored entities have a size and cost-of-funds advantage that allows them to purchase loans with lower rates or fees than we are willing to offer. While the government-sponsored entities presently do not have the legal authority to originate mortgage loans, including subprime loans, they do have the authority to buy loans. A material expansion of their involvement in the market to purchase subprime loans could change the dynamics of the industry by virtue of their sheer size, pricing power and the inherent advantages of a government charter. In addition, if as a result of their purchasing practices, these government-sponsored entities experience significantly higher-than-expected losses, such experience could harm the overall investor perception of the subprime mortgage industry.

        Certain large finance companies and conforming mortgage originators also originate non-prime mortgage loans to customers similar to the borrowers we serve. Competitors with lower costs of capital have a competitive advantage over us. In addition, establishing a wholesale lending operation such as ours requires a relatively small commitment of capital and human resources. This low barrier to entry permits new competitors to enter our markets quickly and compete with our wholesale lending business. Several new wholesale originators have been formed in recent years and have recruited former senior managers from our Wholesale Division. If these competitors are able to attract some of our key employees and disrupt our broker relationships, it could harm our results of operations, financial condition and business prospects.

        Some thrifts, national banks and their operating subsidiaries are also expanding their subprime mortgage lending activities. By virtue of their charters, these institutions are exempt from complying with many of the state and local laws that affect our operations. For example, they are permitted to offer loans with prepayment charges in many jurisdictions where we cannot. If more of these federally chartered institutions are able to use their preemptive ability to provide more competitive pricing and terms than we can offer, it could harm our results of operations, financial condition and business prospects. We may also be forced to expand our operations at a pace that does not allow us to attract a sufficient number of employees with the capability to ensure we are in compliance with the numerous complex regulations applicable to our business as well as to enable us to provide high quality customer service and this could harm our results of operations, financial condition and business prospects.

        In addition, to the extent we must purchase mortgage loans or mortgage-related assets from third parties, we must compete with REITs, investment banking firms, savings and loan associations, banks, insurance companies, other lenders and other entities that purchase mortgage loans or mortgage-backed securities, many of which have greater financial resources than we do. As a result, we may not be able to acquire sufficient mortgage-related assets with favorable yields over our borrowing costs, which could harm our results of operations, financial condition and business prospects.

        The intense competition in the subprime mortgage industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. As mortgage products are offered more widely through alternative distribution channels, such as the Internet, we may be required to make significant changes to our current wholesale and retail structures and information systems to compete effectively. Our inability to continue enhancing our current Internet capabilities, or to adapt to other technological changes in the industry, could harm our results of operations, financial condition and business prospects.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

        We use various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. When rates change, we expect to record a gain or loss on derivatives which would be offset by an inverse change in the value of loans or residual interests. Additionally, from time to time, we may enter into hedging transactions in connection with our holdings of mortgage-backed securities and government securities with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Currently, we intend to primarily use Euro Dollar Futures contracts and interest rate swap agreements to manage the interest rate risk of our portfolio of adjustable-rate mortgages; however, our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy.

        We cannot assure you, however, that our use of derivatives will offset the risks related to changes in interest rates. There have been periods, and it is likely that there will be periods in the future, during which we will incur losses after accounting for our derivative financial instruments. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses, and such losses could harm our results of operations, financial condition and business prospects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended December 31, 2003, as amended, which is incorporated by reference herein.

A decline in the quality of servicing could lower the value of our residual interests and our ability to sell or securitize loans and could harm the cash flows from our on-balance sheet securitizations.

        In March 2001, we sold to Ocwen Federal Bank FSB the servicing rights on $4.8 billion of our servicing portfolio, which consisted of 25 separate asset-backed securities. In August 2001, Ocwen began servicing all of our newly originated loans pending their sale or securitization. However, in February 2002, we announced the intent to re-establish our in-house loan servicing platform. By October 1, 2002, we began servicing loans on our in-house servicing platform and at June 30, 2004, loans serviced on our platform totaled $20.9 billion. Ocwen is expected to continue to service the mortgage loans underlying our residual interests. See "Part I, Item 1. Business—Loan Servicing and Delinquencies" in our Annual Report on Form 10-K for the year ended December 31, 2003, as amended, which is incorporated by reference herein. Poor servicing and collections by third-party servicers could harm the value of our residual interests and our ability to sell or securitize loans, which could harm our results of operations, financial condition and business prospects. Likewise, poor servicing by our own servicing operation could harm the cash flows from our on-balance sheet securitizations, could hamper our ability to sell or securitize loans and could harm our results of operations, financial condition and business prospects.

The complex federal, state and municipal laws governing loan servicing activities could increase our exposure to the risk of noncompliance.

        We service loans originated on a nationwide basis. Therefore, we must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions pertaining to loan servicing, as well as an extensive body of federal laws and regulations. The volume of new or modified laws and regulations has increased in recent years and, in addition, some individual municipalities have begun to enact laws that restrict loan servicing activities. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. As our servicing operations continue to grow, it may be more difficult to comprehensively identify, to accurately interpret and to properly program our technology systems and effectively train our personnel with respect to all of these laws and regulations, thereby potentially increasing our exposure to the risks of noncompliance with the laws and regulations pertaining to loan servicing. Our failure to comply with these laws could lead to, among other things: (i) civil and criminal liability, including potential monetary penalties; (ii) legal defenses delaying or otherwise harming the servicer's ability to enforce loans, or giving the borrower the right to rescind or cancel the loan transaction; (iii) class action lawsuits; and (iv) administrative enforcement actions. This could harm our results of operations, financial condition and business prospects.

We are subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers, other vendors and our employees.

        When we originate mortgage loans, we rely heavily upon information supplied by third parties, including the information contained in the loan application, property appraisal, title information and employment and income documentation. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. A loan subject to a material misrepresentation is typically unsaleable or subject to repurchase if it is sold prior to detection of the misrepresentation, and the persons and entities involved are often difficult to locate and it is often difficult to collect any monetary losses that we have suffered from them.

        We have controls and processes designed to help us identify misrepresented information in our loan origination operations. We cannot assure you, however, that we have detected or will detect all misrepresented information in our loan originations.

We may be subject to fines or other penalties based upon the conduct of our independent brokers.

        The mortgage brokers from which we obtain loans have parallel and separate legal obligations to which they are subject. While these laws may not explicitly hold the originating lenders responsible for the legal violations of mortgage brokers, increasingly federal and state agencies have sought to impose such liability on parties that take assignments of such loans. Recently, for example, the United States Federal Trade Commission, or FTC, entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the "agent" of the lender; the FTC imposed a fine on the lender in part because, as "principal," the lender was legally responsible for the mortgage broker's unfair and deceptive acts and practices. The United States Justice Department in the past has sought to hold a subprime mortgage lender responsible for the pricing practices of its mortgage brokers, alleging that the mortgage lender was directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage broker could charge nor kept the money for its own account. Accordingly, we may be subject to fines or other penalties based upon the conduct of our independent mortgage brokers.

Changes in the volume and cost of loans originated by our Wholesale Division may decrease our loan production and decrease our earnings.

        We depend primarily on independent mortgage brokers and, to a lesser extent, on correspondent lenders for the origination and purchase of our wholesale mortgage loans, which constitute the majority of our loan production. These independent mortgage brokers have relationships with multiple lenders and are not obligated by contract or otherwise to do business with us. We compete with these lenders for the independent brokers' business on pricing, service, loan fees, costs and other factors. Competition from other lenders and purchasers of mortgage loans could negatively affect the volume and pricing of our wholesale loans, which could harm our results of operations, financial condition and business prospects.

If many of our borrowers become subject to the Servicemembers Civil Relief Act of 2003, our cash flows from our residual securities and our securitizations structured as financings may be harmed.

        Under the Servicemembers Civil Relief Act, which in 2003 re-enacted the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan generally may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status. The Act also applies to a borrower who was on reserve status and is called to active duty after origination of the mortgage loan. A prolonged, significant military mobilization as part of the war on terrorism or the war in Iraq could increase the number of the borrowers in our securitized pools who are subject to the Act and thereby reduce the interest payments collected from those borrowers. To the extent the number of borrowers who are subject to the Act is significant, the cash flows we receive from loans underlying our on-balance sheet securitizations and from our residual interests would be reduced, which could cause us to reduce the carrying value of our residual interests and would decrease our earnings. In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Any such reduction in our cash flows or impairment in our performance could harm our results of operations, financial condition and business prospects.

The inability to attract and retain qualified employees could significantly harm our business.

        We depend on our wholesale account executives and retail loan officers to attract borrowers by, among other things, developing relationships with financial institutions, other mortgage companies and brokers, real estate agents, borrowers and others. We believe that these relationships lead to repeat and referral business. The market for skilled account executives and loan officers is highly competitive and historically has experienced a high rate of turnover. In addition, if a manager is no longer employed by us, there is an increased likelihood that other members of his or her team will leave our employ as well. Competition for qualified account executives and loan officers may lead to increased hiring and retention costs. If we are unable to attract or retain a sufficient number of skilled account executives at manageable costs, we will be unable to continue to originate quality mortgage loans that we are able to sell for a profit, which would harm our results of operations, financial condition and business prospects.

An interruption in or breach of our information systems may result in lost business.

        We rely heavily upon communications and information systems to conduct our business. Any failure or interruption or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received, slower processing of applications and reduced efficiency in loan servicing. We are required to comply with significant federal and state regulations with respect to the handling of customer information, and a failure, interruption or breach of our information systems could result in regulatory action and litigation against us. We cannot assure you that such failures or interruptions will not occur or if they do occur that they will be adequately addressed by us or the third parties on which we rely. The occurrence of any failures or interruptions could harm our results of operations, financial condition and business prospects.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes.

        Our mortgage loan origination business is currently dependent upon our ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process loan applications and closings. The origination process is becoming more dependent upon technological advancement, such as the ability to process applications over the Internet, accept electronic signatures and provide process status updates instantly and other customer-expected conveniences that are cost-efficient to our process. In addition, we are in the process of implementing a new loan origination system. Implementing and becoming proficient with the new loan origination system and other new technology will require significant financial and personnel resources. There is no guarantee that the implementation of our new loan origination system or other new technology will be successful. To the extent that we become reliant on any particular technology or technological solution, we may be harmed to the extent that such technology or technological solution (i) becomes non-compliant with existing industry standards, (ii) fails to meet or exceed the capabilities of our competitors' equivalent technologies or technological solutions, (iii) becomes increasingly expensive to service, retain and update, or (iv) becomes subject to third-party claims of copyright or patent infringement. Any failure to acquire technologies or technological solutions when necessary could limit our ability to remain competitive in our industry and could also limit our ability to increase the cost-efficiencies of our operating model, which would harm our results of operations, financial condition and business prospects.

We may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our earnings.

        When we sell loans, we are required to make customary representations and warranties about such loans to the loan purchaser. Our whole loan sale agreements require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser or make a misrepresentation during the mortgage loan origination process. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. Likewise, we are required to repurchase or substitute loans if we breach a representation or warranty in connection with our securitizations. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against the originating broker or correspondent. Further, if a purchaser enforces its remedies against us, we may not be able to enforce the remedies we have against the sellers. The repurchased loans typically can only be financed at a steep discount to their repurchase price, if at all. They are also typically sold at a significant discount to the unpaid principal balance. Significant repurchase activity could harm our cash flow, results of operations, financial condition and business prospects.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

        In the course of our business, we may foreclose and take title to residential properties and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our cash flow, results of operations, financial condition and business prospects could be harmed.

Our charter and bylaws and Delaware law contain provisions that could discourage a takeover.

        Our amended and restated certificate of incorporation and our amended and restated bylaws include various provisions that could delay, defer or prevent a takeover attempt that may be in the best interest of our stockholders. These provisions include the existence of a classified board of directors, the ability of our board of directors to issue shares of our preferred stock without any further stockholder approval and requirements that (i) our stockholders give advance notice with respect to certain proposals they may wish to present for a stockholder vote, (ii) our stockholders act only at annual or special meetings and (iii) two-thirds of all directors approve a change in the number of directors on our board of directors. Issuance of our preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of our common stock.

        We are also subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our charter and bylaws, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change of control and prevent changes in our management.

If we do not manage our growth effectively, our financial performance could be harmed.

        In recent years, we have experienced rapid growth that has placed, and will continue to place, certain pressures on our management, administrative, operational and financial infrastructure. As of December 31, 2000, we had approximately 1,511 employees and by June 30, 2004, we had approximately 4,600 employees. Many of these employees have a limited understanding of our systems and controls. The increase in the size of our operations may make it more difficult for us to ensure that we originate quality loans and that we service them effectively. We will need to attract and hire additional sales and management personnel in an intensely competitive hiring environment in order to preserve and increase our market share. At the same time, we will need to continue to upgrade and expand our financial, operational and managerial systems and controls.

Various factors may cause the market price of our common stock to become volatile, which could harm our ability to access the capital markets in the future.

        The market price of our common stock may experience fluctuations that are unrelated to our operating performance. In particular, the market price of our common stock may be affected by general market price movements as well as developments specifically related to the consumer finance industry and the financial services sector. These could include, among other things, interest rate movements, quarterly variations or changes in financial estimates by securities analysts, or a significant reduction in the price of the stock of another participant in the consumer finance industry. This volatility may make it difficult for us to access the capital markets through additional secondary offerings of our common stock, regardless of our financial performance, and such difficulty may preclude us from being able to take advantage of certain business opportunities or meet our obligations, which could, in turn, harm our results of operations, financial condition and business prospects.

We may change our policies in ways that harm our financial condition or results of operations.

        Our investment and financing policies and our policies with respect to other activities, including our growth, debt capitalization, distributions, REIT status and operating policies are determined by our board of directors. Our board of directors may change these policies at any time without a vote of our stockholders. A change in these policies might harm our financial condition, results of operations or business prospects.

Compliance with the Sarbanes-Oxley Act of 2002 and proposed and recently enacted changes in securities laws and regulations are likely to increase our costs.

        The Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by the Securities and Exchange Commission, The Nasdaq National Market and the NYSE have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices for public companies, including ourselves. These rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

Risks and Effects of the REIT Conversion

The REIT conversion may not be completed, which may harm the market price of our common stock.

        Although our board of directors has approved the REIT conversion and has approved and adopted the merger agreement, which effects the REIT conversion, the completion of the merger and the related transactions is subject to a number of conditions, and there is no assurance that all of the conditions to closing will be met and that the merger or the related transactions will be completed. In addition, our board of directors may decide in its discretion to delay or cancel the merger or the REIT conversion even if our stockholders vote to approve and adopt the merger agreement, which will effect the REIT conversion, and the other conditions to the consummation of the merger are satisfied or waived, if our board of directors determines that the merger is no longer in our or our stockholders' best interests. You will not have any right to vote or have any input on our board of directors' decision to delay or cancel the merger.

        While we will continue our operations if the merger and related transactions are not completed for any reason, we may be harmed in a number of ways, including, but not limited to, the following:

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  the market price of our common stock may decline to the extent that the current market price of such stock reflects a market assumption that the related transactions will be completed;

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  an adverse reaction from investors and potential investors may reduce future financing opportunities;

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  the pending merger may cause us to defer or potentially lose business opportunities; and

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  our costs related to the merger, including legal and accounting fees and certain fees payable to our financial advisors, must be paid even if the merger is not completed.

The market price of New Century REIT common stock into which the notes will be convertible following the merger may be less than the market price of your shares of our common stock prior to and as of the date of the merger.

        Upon completion of the merger, each outstanding share of our common stock will be exchanged for one share of New Century REIT common stock. As a result of the merger, the notes will become convertible into shares of New Century REIT common stock.

        We cannot accurately predict the market price of New Century REIT common stock into which the notes will be convertible following the merger. The historical trading prices of our common stock are not necessarily indicative of the future market prices of New Century REIT common stock for a number of reasons. For example, the current market price of our common stock reflects the current market valuation of our business and assets and does not necessarily take into account the changes that may occur in connection with the REIT conversion. In addition, the investment community may have a perception that our contemplated equity offering will be dilutive to our earnings per share as a result of the greater number of shares outstanding after the offering. Further, the relative or absolute market prices of shares of our common stock may vary significantly between the date hereof and the dates of the merger agreement, the annual meeting and the completion of the merger. These variations may be caused by, among other factors, changes in our results of operations, financial condition and business prospects, market expectations of the likelihood and timing of completion of the transactions, the prospects for New Century REIT's post-merger operations, the effect of the change in our organization from a taxable corporation to a REIT, the effect of any conditions or restrictions imposed on or proposed with respect to our company or New Century REIT by regulators, general market and economic conditions and market perception of REIT stocks. Accordingly, the market price of our common stock prior to the merger, may not be indicative of the market price of New Century REIT common stock after the REIT conversion is completed.

Because the timing of the merger is not certain, we may not realize the anticipated tax benefits from converting to a REIT commencing with New Century REIT's taxable year ending December 31, 2004.

        The timing of the merger will depend on our ability to conform our operations to the requirements for qualification as a REIT, which in our case includes obtaining commitments from financial institutions to provide us additional financing to obtain mortgage loans and other REIT qualifying assets. If the merger and the other restructuring transactions contemplated by the merger agreement are delayed, we may not be qualified to elect REIT status commencing with New Century

REIT's taxable year ending December 31, 2004 and may not realize the anticipated tax benefits from the REIT conversion for 2004 as a result. In that case, New Century REIT would not elect REIT status for such year. Consequently, the federal income tax benefits attributable to our status as a REIT, including our ability to reduce our corporate-level U.S. federal income tax, would not commence with New Century REIT's taxable year ending December 31, 2004, which would result in us paying substantial corporate-level income taxes in 2004.

Our management has limited experience operating a REIT and we cannot assure you that our management's past experience will be sufficient to successfully manage our business as a REIT.

        The requirements for qualifying as a REIT are highly technical and complex. We have never operated as a REIT and our management has limited experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss, which could harm our results of operations, financial condition and business prospects.

If we are unable to accumulate sufficient REIT qualifying assets such that the value of our investment in our taxable REIT subsidiaries is not more than 20% of the value of our total assets at the close of our first taxable quarter following the merger, we will not qualify as a REIT.

        To qualify as a REIT, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries at the close of any calendar quarter. As of June 30, 2004, substantially all of our assets were REIT qualifying assets. However, for a variety of reasons, we may be unable to accumulate sufficient REIT qualifying assets such that the value of our investment in our taxable REIT subsidiaries is not more than 20% of the value of our total assets at the close of our first taxable quarter following the merger. For example:

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  we may not have enough capital, including net proceeds from our equity and/or debt offerings and borrowings under our credit facilities, to acquire REIT qualifying assets;

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  the value of our taxable REIT subsidiaries may be greater than our current expectations; or

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  there may be insufficient REIT qualifying assets available for purchase on reasonable terms.

        If the Internal Revenue Service determines that the value of our investment in New Century Financial and the other taxable REIT subsidiaries was more than 20% of the value of our total assets at the close of our first taxable quarter following the merger, we could lose our REIT status.

Our future results may materially differ from the pro forma financial information incorporated by reference in this prospectus.

        Our future results may be materially different from those shown in the pro forma financial statements incorporated by reference in this prospectus. We may incur certain restructuring charges and adjustments. These charges may be higher than we have estimated, depending on how costly or difficult it is to restructure our operations in order to qualify as a REIT. Furthermore, these charges may decrease our capital that could be used for profitable, income-earning investments in the future.

We are dependent on external sources of financing, and if we are unable to maintain adequate financing sources, our earnings and our financial position will suffer and jeopardize our ability to continue operations.

        To qualify as a REIT under the Internal Revenue Code, we generally would be required each year to distribute to our stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). After-tax earnings generated by our taxable REIT subsidiaries and not distributed to us would not be subject to these distribution requirements and may be retained by such subsidiaries to provide for future growth, subject to the limitations imposed by REIT tax rules. Immediately after the REIT conversion, if it occurs, a substantial amount of our business will be conducted through our taxable REIT subsidiaries. We cannot assure you that we will have access to funds to meet the distribution and other REIT qualification requirements. We may be required to borrow funds from one of our corporate subsidiaries or a third party on a short-term basis or liquidate investments to meet the distribution requirements that are necessary to qualify as a REIT, even if management believes that it is not in our best interests to do so. If we do not have access to the necessary funds, we may have to raise capital at inopportune times or borrow funds on unfavorable terms.

        In addition, we require substantial cash to support our operating activities and growth plans in our taxable REIT subsidiaries. Our primary sources of cash for our loan origination activities are our warehouse and aggregation credit facilities, our asset-backed commercial paper facility and the proceeds from the sales and securitizations of our loans. From time to time, we finance our residual interests in securitization transactions using net interest margin, or NIM, structures; however, we have not recently relied on NIM financing as much as we have in prior years. As of June 30, 2004, we had nine short-term warehouse and aggregation credit facilities and our asset-backed commercial paper facility providing us with approximately $8.6 billion of committed and $2.0 billion of uncommitted borrowing capacity to fund loan originations and purchases pending the pooling and sale of such loans. If we cannot maintain or replace these facilities on comparable terms and conditions, we may incur substantially higher interest expense that would reduce our profitability.

        During volatile times in the capital and secondary markets, access to warehouse, aggregation and residual financing as well as access to the securitization and secondary markets for the sale of our loans has been severely constricted. Subject to the limitations imposed by REIT tax rules, our taxable REIT subsidiaries would be permitted to retain the after-tax income they generate. We may, at some point in the future, borrow funds from one or more of our corporate subsidiaries upon terms that are similar to those that would be required by a third-party lender, or actually obtain a third-party loan for some portion of the required financing amount and then replicate the third-party loan terms in the intercompany borrowing. However, if we are unable to maintain adequate financing or other sources of capital are not available, we would be forced to suspend or curtail our operations, which would harm our results of operations, financial condition and business prospects.

        In addition, the completion of the merger, if it occurs, will require us to obtain the consent of various parties to several of the financing agreements. As of yet, we have not received all of the requisite consents. Our inability to obtain the requisite consents could harm our results of operations, financial condition and business prospects and require us to seek new financing relationships. We cannot assure you that we will be able to obtain such financing relationships on terms favorable to us.

Our earnings from holding mortgage-backed securities or government securities may be harmed by changes in the level of interest rates, changes to the difference between short and longer term interest rates, changes to the difference between interest rates for these securities compared to other debt instruments, and an absence of or reduction in the availability, at favorable terms, of repurchase financing and other liquidity sources typically utilized by mortgage REITs.

        If the merger occurs, from time to time, we may purchase mortgage-backed securities or government securities from third parties to comply with the income and asset tests necessary to maintain our REIT status. The value of, and return on, the mortgage-backed securities and government securities we hold will be affected by changes in the marketplace for such securities, as well as prepayment speeds in the case of mortgage-backed securities, and may be volatile and significantly different than projected. The securities that we hold may produce large losses instead of the income incorporated into our projections. The impact of changes in the marketplace for these securities on our results may be magnified because these holdings could be highly leveraged. Additionally, much of the financing we will use to hold these securities may be cancelable by our lenders on short notice. If our lenders ceased providing financing to us on favorable terms, we would be forced to liquidate some or all of these securities, possibly at a substantial loss, which could harm our financial condition, results of operations and business prospects.

Complying with REIT requirements may limit our ability to hedge interest rate risk effectively.

        The existing REIT provisions of the Internal Revenue Code would substantially limit our ability to hedge mortgage-backed securities and government securities and related borrowings. Under these provisions, our aggregate gross income from qualified hedges (which generally include certain financial instruments used to hedge indebtedness incurred or to be incurred to acquire or carry "real estate assets"), together with any other income from certain non-qualifying sources, is limited to not more than 25% of our gross income. In addition, we must limit our aggregate gross income from non-qualified hedges, fees and certain other non-qualifying sources to not more than 5% of our annual gross income. As a result, we might in the future have to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities or leave us exposed to greater risks associated with changes in interest rates than we would otherwise want to bear, which could harm our results of operations, financial condition and business prospects.

Certain provisions of Maryland law and New Century REIT's charter and bylaws could hinder, delay or prevent a change in control of New Century REIT.

        If the merger occurs, we will be subject to the MGCL, and the charter and bylaws of New Century REIT will become our charter and bylaws. Certain provisions of Maryland law and New Century REIT's charter and bylaws could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control, and may have the effect of entrenching our management and members of our board of directors, regardless of performance. These provisions include the following:

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  Classified Board of Directors.  Prior to the completion of the merger, New Century REIT's board of directors will be divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of New Century REIT's directors will make it more difficult for a third party to gain control of New Century REIT's board of directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of New Century REIT's board of directors. We also currently have a classified board of directors.

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  Removal of Directors.  Under New Century REIT's charter, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by its stockholders generally in the election of directors.

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  Number of Directors, Board Vacancies, Term of Office.  Under New Century REIT's bylaws, New Century REIT has elected to be subject to certain provisions of Maryland law which vest in its board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholder as would otherwise by the case, and until his or her successor is elected and qualified.

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  Limitation on Stockholder Requested Special Meetings.  New Century REIT's bylaws provide that its stockholders have the right to call a special meeting only upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

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  Advance Notice Provisions for Stockholder Nominations and Proposals.  New Century REIT's bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless New Century REIT is notified in a timely manner prior to the meeting.

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  Exclusive Authority of New Century REIT's Board to Amend New Century REIT's Bylaws.  New Century REIT's bylaws provide that its board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, New Century REIT's stockholders may not effect any changes to New Century REIT's bylaws.

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  Preferred Stock.  Under its charter, New Century REIT's board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of its stockholders.

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  Duties of Directors with Respect to Unsolicited Takeovers.  Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law, the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

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  Ownership Limit.  To preserve its status as a REIT under the Internal Revenue Code, New Century REIT's charter generally prohibits any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of its outstanding common or preferred stock unless its board of directors waives or modifies this ownership limit.

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  Maryland Business Combination Act.  The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. New Century REIT's board of directors has adopted a resolution exempting it from this statute. However, New Century REIT's board of directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between New Century REIT and other persons.

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  Maryland Control Share Acquisition Act.  Maryland law provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. "Control shares" means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one tenth or more but less than one third, one third or more but less than a majority or a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders' meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. New Century REIT's bylaws contain a provision exempting acquisitions of its shares from the Maryland Control Share Acquisition Act. However, New Century REIT's board of directors may amend its bylaws in the future to repeal or modify this exemption, in which case any control shares of New Century REIT acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

The loss of New Century REIT's exemption under the Investment Company Act would harm New Century REIT and the market price of our shares of common stock and our ability to make distributions to our stockholders.

        We are not currently regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and we intend to operate New Century REIT so that it will not become regulated as an investment company under the Investment Company Act. For example, we intend to qualify for an exemption under the Investment Company Act that is available to companies that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Specifically, we intend to invest at least 55% of our assets in mortgage loans or mortgage-related assets that represent the entire ownership in a pool of mortgage loans and at least an additional 25% of our assets in mortgages, mortgage-related assets, securities of REITs and other real estate-related assets. As of June 30, 2004, 62% of our assets consisted of mortgage loans or mortgage-related assets that represent the entire ownership in a pool of mortgage loans and another 34% of our assets were invested in mortgages, mortgage-related assets, securities of REITs and other real estate-related assets.

        If New Century REIT fails to qualify for that exemption, we may be required to restructure our activities. For example, if the market value of New Century REIT's investments in equity securities were to increase by an amount that caused less than 55% of our assets to be invested in mortgage loans or mortgage-related assets that represent the entire ownership in a pool of mortgage loans, we might have to sell equity securities to qualify for an exemption under the Investment Company Act. In the event we must restructure New Century REIT's activities, our results of operations, financial condition and business prospectus could be harmed.

Future offerings of debt securities, which would be senior to our common stock in liquidation, or equity securities, which would dilute our existing stockholders' interests and may be senior to our common stock for the purposes of distributions, may harm the market price of our common stock.

        In the future, we will seek to access the capital markets from time to time by making additional offerings of debt and/or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, preferred stock or common stock. We are not precluded by the terms of our charter documents from issuing additional indebtedness. Accordingly, we could become more highly leveraged, resulting in an increase in debt service that could harm our ability to make expected distributions to stockholders and in an increased risk of default on our obligations. If we were to liquidate, holders of our debt and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets before the holders of our common stock. Additional equity offerings by us may dilute your interest in us or reduce the market price of your shares of our common stock, or both. Our preferred stock, if issued, could have a preference on distribution payments that could limit our ability to make a distribution to you. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the market price of your shares of our common stock and diluting your interest in us.

Tax Risks Relating to REIT Qualification

We may be unable to comply with the requirements applicable to REITs or compliance with such requirements could harm our financial condition.

        If the merger is completed, we intend to qualify New Century REIT as a REIT under the Internal Revenue Code, which will afford us significant tax advantages. The requirements for this qualification, however, are highly technical and complex and our management has limited experience in operating a REIT. Even a technical or inadvertent mistake could jeopardize our REIT status. The determination that we qualify as a REIT requires an analysis of various factual matters and circumstances that may not be totally within our control. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We are subject to various limitations on our ownership of securities, including a limitation that the value of our investment in taxable REIT subsidiaries, including New Century Financial and its subsidiaries, cannot exceed 20% of our total assets. In addition, at the end of each calendar quarter, at least 75% of our assets must be qualifying real estate assets, government securities and cash and cash items. The need to comply with these asset ownership requirements may cause us to acquire other assets that are qualifying real estate assets for purposes of the REIT requirements (for example, interests in other mortgage loan portfolios or mortgage-related assets) but are not part of our overall business strategy and might not otherwise be the best investment alternative for us. Moreover, we may be unable to acquire sufficient qualifying REIT assets, due to our inability to obtain adequate financing or otherwise, in which case we may fail to qualify as a REIT.

        To qualify as a REIT, we must distribute to our stockholders with respect to each year at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain). After-tax earnings generated by our taxable REIT subsidiaries and not distributed to us are not subject to these distribution requirements and may be retained by such subsidiaries to provide for future growth, subject to the limitations imposed by REIT tax rules. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We could be required to seek to borrow funds on a short-term basis even if conditions are not favorable for borrowing, or to sell loans from our portfolio potentially at disadvantageous prices, to meet the REIT distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. These alternatives could harm our financial condition and could reduce amounts available to originate mortgage loans.

        If we fail to qualify or remain qualified as a REIT, our distributions will not be deductible by us, and we will be subject to federal income tax on our taxable income. This would substantially reduce our earnings, our cash available to pay distributions and your yield on your investment in the notes or our stock. We would not be required to make any distributions to stockholders. The resulting tax liability, in the event of our failure to qualify as a REIT, might cause us to borrow funds, liquidate some of our investments or take other steps that could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we generally would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

We may not qualify as a REIT if the value of our investment in our taxable REIT subsidiaries exceeds 20% of the value of our total assets at the close of any calendar quarter.

        To qualify as a REIT, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries at the close of any calendar quarter, subject to a 30-day "cure" period following the close of the quarter (except that no cure period is available during the initial qualification as a REIT). Immediately following the merger, our taxable REIT subsidiaries, including New Century Financial and its subsidiaries, will conduct a substantial portion of our business activities, including a majority of our loan origination and servicing activities. Under our current business plan, we expect to accumulate a significant amount of earnings in our taxable REIT subsidiaries. We will monitor the value of our investment in New Century Financial and our other taxable REIT subsidiaries in relation to our other assets to comply with the 20% asset test. There cannot be complete assurance that we will be successful in that effort. In certain cases, we may need to borrow from third parties to acquire additional qualifying REIT assets or increase the amount and frequency of dividends from our taxable REIT subsidiaries to comply with the 20% asset test. Moreover, there can be no assurance that the Internal Revenue Service will not disagree with those determinations. If the Internal Revenue Service determines that the value of our investment in New Century Financial and other taxable REIT subsidiaries was more than 20% of the value of our total assets at the close of any calendar quarter, we could lose our REIT status.

Even if we qualify as a REIT, the income earned by our taxable REIT subsidiaries will be subject to federal income tax and we could be subject to an excise tax on non-arm's-length transactions with our taxable REIT subsidiaries.

        Our taxable REIT subsidiaries, including New Century Financial and its subsidiaries, expect to earn income from activities that are prohibited for REITs, and will owe income taxes on the taxable income from these activities. For example, we expect that New Century Financial and its subsidiaries will earn income from our loan origination and sales activities, as well as from other origination and servicing functions, which would generally not be qualifying income for purposes of the gross income tests applicable to REITs or might otherwise be subject to adverse tax liability if the income were generated by a REIT. New Century Financial and its subsidiaries will be taxable as C corporations and will be subject to federal, state and local income tax at the applicable corporate rates on their taxable income, notwithstanding our qualification as a REIT.

        In the event that any transactions between New Century REIT and New Century Financial and its subsidiaries are not conducted on an arm's-length basis, we could be subject to a 100% excise tax on certain amounts from such transactions. We believe that all such transactions will be conducted on an arm's-length basis, but there can be no assurance that the Internal Revenue Service will not successfully contest the arm's-length nature of such transactions or that we will otherwise be able to avoid application of the 100% excise tax. Any such tax could affect our overall profitability and the amounts available to pay off our debt obligations, including the notes.

        We may, at some point in the future, borrow funds from one or more of our corporate subsidiaries. Although any such intercompany borrowings will be structured so as to constitute indebtedness for all tax purposes, no assurance can be given that the Internal Revenue Service will not challenge such arrangements, in which case the borrowing may be recharacterized as a dividend distribution to us by our subsidiary. Any such recharacterization may cause us to fail one or more of the REIT requirements.

Complying with REIT requirements might cause us to forego otherwise attractive opportunities, including certain acquisitions.

        To qualify as a REIT for U.S. federal income tax purposes, New Century REIT must satisfy tests concerning, among other things, its sources of income, the nature and diversification of its mortgage-related assets, the amounts it distributes to its stockholders and the ownership of its stock. New Century REIT may also be required to make distributions to stockholders at disadvantageous times or when it does not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities, including certain acquisitions, we would otherwise pursue.

The tax imposed on REITs engaging in "prohibited transactions" will limit our ability to engage in transactions, including certain methods of securitizing loans, that would be treated as sales for federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property but including any mortgage loans held in inventory primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell a loan or securitize the loans in a manner that was treated as a sale of such inventory for federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans other than through our taxable REIT subsidiaries and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us. In addition, this prohibition may limit our ability to restructure our portfolio of mortgage loans from time to time even if we believe it would be in our best interest to do so. However, the sales of loans we expect to make from New Century Financial and its subsidiaries following the REIT conversion will not be subject to this prohibited transaction tax since New Century Financial and its subsidiaries will be taxable REIT subsidiaries.

Misplaced reliance on legal opinions or statements by issuers of mortgage-backed securities and government securities could result in a failure to comply with REIT gross income or assets tests.

        When purchasing mortgage-backed securities and government securities, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income that qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may harm our REIT qualification and result in significant corporate-level tax.

We may not qualify as a REIT if we fail to distribute as of the end of calendar year 2004 any undistributed earnings and profits that are attributable to New Century Credit, which is a current indirect wholly-owned subsidiary of New Century Financial.

        To qualify as a REIT, we cannot have as of the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT C corporation, or C corporation earnings and profits, or E&P. As part of the formation transactions, New Century REIT expects to acquire all of the capital stock of New Century Credit, which is currently an indirect wholly-owned subsidiary of New Century Financial. After the acquisition, New Century Credit will become a qualified REIT subsidiary and we may succeed to New Century Credit's C corporation E&P, if any. If we succeed to that C corporation E&P, we will be required to distribute any such C corporation E&P as of the close of our first taxable year as a REIT.

        A national accounting firm will prepare an estimate of New Century Credit's C corporation E&P, which we will use to determine the amount of the special E&P distribution that we must make to purge New Century Credit's C corporation E&P, if any. However, the determination of C corporation E&P is extremely complex and the computations by our national accounting firm are not binding on the Internal Revenue Service. If the Internal Revenue Service were to successfully assert that we failed to distribute an amount at least equal to the inherited C corporation E&P of New Century Credit as of the close of our first taxable year as a REIT, we could fail to qualify as a REIT.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the notes or the shares of common stock offered by this prospectus. The proceeds from the sale of the notes and the common stock offered pursuant to this prospectus are solely for the account of the selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the consolidated ratios of earnings to fixed charges of New Century for the periods shown:

	Six Months Ended June 30, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	3.51	4.43	6.50	2.39	0.54	2.14

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of (a) pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus (b) fixed charges. Fixed charges consist of interest expense and that portion of rental expense considered to be a reasonable estimate of the interest factor.

DISTRIBUTION POLICY

        We paid a quarterly cash distribution of $0.05 per share on our common stock for all four quarters of fiscal 2002. On May 21, 2003, our board of directors approved a three-for-two stock split of our common stock in the form of a stock dividend to be paid on July 11, 2003 to stockholders of record at the close of business on June 12, 2003, the record date. On July 11, 2003, each eligible stockholder received one share of our common stock for every two shares of our common stock owned by the applicable stockholder as of the record date and a cash payment in lieu of any fractional shares of our common stock owned by applicable stockholder on such date. We paid a quarterly cash distribution of $0.07 per share on our common stock for the first and second quarters of fiscal 2003 and a $0.10 per share distribution on our common stock for the third and fourth quarters of fiscal 2003. We increased our quarterly cash distribution payment for fiscal 2004 to $0.16 per share and paid a cash distribution on our common stock of $0.16 per share on January 30, 2004 to common stockholders of record as of January 15, 2004. On April 5, 2004, our board of directors increased our quarterly cash distribution payment to $0.20 per share, and we paid a cash distribution on our common stock of $0.20 per share on April 30, 2004 to common stockholders of record as of April 15, 2004. We also paid a cash distribution on our common stock of $0.20 per share on July 30, 2004 to common stockholders of record as of July 15, 2004. On September 7, 2004, our board of directors increased our quarterly cash distribution payment to $0.23 per share, which will be payable on October 29, 2004 to common stockholders of record as of September 24, 2004. If we do not complete the merger, the declaration of any future distributions will be subject to our earnings, financial position, capital requirements, contractual restrictions and other relevant factors.

        If we do complete the merger and our plan to convert to a REIT, New Century REIT generally will have to distribute to its stockholders at least 90% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gain and the income of its taxable REIT subsidiaries to the extent not distributed to New Century REIT) each year. The principal component of New Century REIT distributions will be the income the REIT will earn on the mortgage assets it holds. We may supplement that component from time to time with a portion of the earnings from our taxable REIT subsidiaries. However, we expect to retain some or all of the after-tax earnings of our taxable REIT subsidiaries in such subsidiaries. We expect that New Century REIT would begin payment of regular quarterly distributions following completion of the REIT conversion. However, the actual amount and timing of any distributions will be as determined and declared by New Century REIT's board of directors, will be designed to facilitate compliance with applicable REIT qualification requirements, and will depend on, among other factors, its financial condition and earnings. Accordingly, we cannot assure you of any distributions in the future.

        To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income in a taxable year, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, if we fail to distribute an amount during each year equal to the sum of 85% of our REIT ordinary income and 95% of our capital gain net income for that year and any undistributed income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed. In addition, we cannot assure you that we will have access to funds to meet the distribution and other REIT qualification requirements. New Century REIT anticipates paying quarterly distributions in January, April, July and October of each year for the preceding quarter. New Century REIT anticipates that distributions generally will be paid from cash available for distribution (generally equal to cash from operations and investing activities less capital expenditures and principal amortization on indebtedness); however, to the extent that cash available for distribution is insufficient to make such distributions, New Century REIT intends to borrow funds from one of its subsidiaries or a third party to make distributions consistent with this policy.

        In addition, as a REIT, New Century REIT may, if necessary, make an immaterial one-time special earnings and profits, or E&P, distribution to its stockholders. Under the Internal Revenue Code, neither a REIT nor any of its qualified REIT subsidiaries is permitted to retain earnings and profits accumulated during years when the company or its predecessor was taxed as a C corporation. Therefore, to qualify as a REIT, New Century REIT may be required to distribute the current and accumulated E&P of New Century Credit that it succeeds to, if any, by paying a one-time special distribution to its stockholders in cash. A national accounting firm is preparing, and will provide prior to the date of the merger, a computation of New Century Credit's E&P for this purpose. Based on this computation, we will make the corresponding special one-time cash distribution, if required, in an amount that is intended to equal or exceed the earnings and profits, if any, that we will inherit from New Century Credit. Any such special E&P distribution will be declared in December 2004 and payable in January 2005 to our stockholders on the record date for such distribution.

PRICE RANGE OF COMMON STOCK

        Our common stock has been quoted on The Nasdaq National Market under the symbol "NCEN" since our initial public offering in June 1997. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on The Nasdaq National Market:

	High	Low
2002
First Quarter	15.93	7.87
Second Quarter	23.32	14.16
Third Quarter	23.19	13.50
Fourth Quarter	18.74	10.89
2003
First Quarter	21.75	16.34
Second Quarter	34.06	20.68
Third Quarter	31.45	21.51
Fourth Quarter	41.04	28.27
2004
First Quarter	51.80	37.91
Second Quarter	50.76	38.50
Third Quarter (through September 14, 2004)	56.88	43.27

        As of September 14, 2004, the latest practicable date before the printing of this prospectus, the closing sales price of our common stock, as reported on The Nasdaq National Market, was $55.75. Such stock price and the stock prices set forth above give effect to our three-for-two stock split effected by a stock dividend paid in July 2003. As of August 31, 2004, the number of holders of record of our common stock was approximately 62 and the number of outstanding shares of our common stock was 34,047,884.

        It is expected that, upon completion of the merger, New Century REIT common stock will be listed on the NYSE. The historical trading prices of New Century Financial's common stock are not necessarily indicative of the future trading prices of New Century REIT common stock because, among other things, the current stock price of New Century Financial reflects the current market valuation of New Century Financial's current business and assets and does not necessarily take into account the changes in New Century Financial's business and operations that may occur in connection with the merger and related transactions.

CAPITALIZATION

        The following table reflects our cash and cash equivalents and capitalization as of June 30, 2004. The data are derived from our unaudited financial statements. You should read this table in conjunction with our unaudited consolidated financial statements and related notes and the discussion of our liquidity and capital resources as of June 30, 2004 incorporated by reference in this prospectus.

As of June 30, 2004
(unaudited) (in thousands)
Cash and cash equivalents	$68,891

Liabilities:
Warehouse and aggregation lines of credit	$4,439,518
Financing on securitized mortgage loans	9,086,932

Total warehouse and aggregation lines of credit and financing on securitized mortgage loans	13,526,450
Existing notes payable	30,485
Convertible senior notes due 2008	205,349
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 7,500,000 shares; zero shares outstanding at June 30, 2004	—
Common stock, $0.01 par value. Authorized 100,000,000 shares; issued and outstanding 33,905,609 shares at June 30, 2004(1)	340
Additional paid-in capital	49,310
Accumulated other comprehensive income	16,591
Retained earnings, restricted	686,061

752,302
Treasury stock, 2,500 shares at June 30, 2004, at cost	(70)
Deferred compensation costs	(8,895)

Total stockholders' equity	743,337

Total capitalization	$979,171

(1)
The number of shares of common stock outstanding as of June 30, 2004 excludes:

•
5,495,015 shares issuable upon exercise of options outstanding as of June 30, 2004, with a weighted average exercise price of $18.14 per share; and

•
2,374,594 shares of common stock available for issuance under our employee stock purchase plan as of June 30, 2004, and 587,125 shares of common stock available for issuance under our stock option plan as of June 30, 2004.

DESCRIPTION OF NOTES

        We issued the notes to the initial purchasers on July 8, 2003 and July 14, 2003 under an indenture dated July 8, 2003 (the "indenture") between us and Wells Fargo Bank, N.A., as trustee (the "trustee"). The terms of the notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following section summarizes some, but not all, provisions of the indenture and the registration rights agreement. We urge prospective investors to read the indenture and the registration rights agreement in their entirety because they, and not this description, define the rights of holders of the notes. We will provide copies of the forms of indenture and registration rights agreement to prospective investors upon request. For purposes of this section of the prospectus, references to "New Century Financial," "we," "our," or "us" refer only to New Century Financial Corporation and not any of its current or future parents or subsidiaries.

Brief Description of the Notes

        The notes:

  •
  are limited to $210.0 million in aggregate principal amount;

  •
  were sold to the initial purchasers at an issue price of 100% of the principal amount of the notes, which is $1,000 per note, plus accrued interest, if any, from the date of issuance;

  •
  pay cash interest at an annual rate of 3.50% of the principal amount, payable semiannually in arrears on July 3 and January 3 of each year, commencing on January 3, 2004;

  •
  are our general unsecured obligations, ranking equally with all of our other existing and future unsecured senior indebtedness and senior in right of payment with all of our future subordinated indebtedness;

  •
  are not subject to redemption at our option prior to maturity;

  •
  are subject at a holder's option to repurchase by us upon a fundamental change of New Century Financial, as described in this prospectus, at a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest (including additional amounts), if any, to, but not including, the repurchase date;

  •
  may be converted by the holder into our common stock at a conversion rate of 28.7366 per $1,000 principal amount, which represents an initial conversion price of approximately $34.80 per share, provided that we have the right to pay cash in lieu of issuing shares of our common stock or to deliver a combination of cash and shares of our common stock upon conversion of a note, if:

  •
  the closing sale price of our common stock for at least 20 trading days in the 30 trading day period ending on the last day of the preceding calendar quarter is greater than or equal to 110% of the conversion price per share of common stock (the principal amount of a note divided by the then current conversion rate) on the last trading day of any calendar quarter, after which the notes will be convertible until maturity;

  •
  during any period in which the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and the credit rating initially assigned to the notes by either rating agency is downgraded by two levels or more or the notes cease to be rated, provided that we have no obligation to have the notes rated; or

  •
  upon the occurrence of specified corporate transactions described under "—Conversion of Notes;"

  •
  may be converted, at our election, into a number of shares equal to the lesser of (a) the conversion rate of 28.7366 per $1,000 principal amount of the notes or (b) the quotient obtained by dividing the principal amount of such note by the closing price of our common stock on the trading day immediately before the date of conversion, provided that we have the right to pay cash in lieu of issuing shares of our common stock or to deliver a combination of cash and shares of our common stock upon conversion of a note, if:

    •
    during the five trading day period after any 10 trading day period in which the note price was less than 105% of the conversion value and the conversion value for each day of such 10 trading day period was less than 90% of the principal amount per note on such day; and

  •
  are due on July 3, 2008, payable in cash at maturity in an amount equal to the principal amount per note, plus accrued and unpaid interest (including additional amounts), if any, unless earlier converted or repurchased by us at the holder's option.

        On May 21, 2003, we declared a three-for-two stock split structured as a dividend that was paid on July 11, 2003. The conversion rate of the notes as described herein has been equitably adjusted to account for the effects of the stock split. The notes became convertible into shares of our common stock on March 17, 2004 because the closing price of our common stock exceeded $38.28 for more than 20 of the last 30 trading days during the three months ended March 31, 2004. The notes will remain convertible until maturity.

        The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. In addition, our subsidiaries are not restricted under the indenture from incurring additional indebtedness. The indenture also does not protect a holder of notes in the event of a highly leveraged transaction or a fundamental change of New Century, except to the extent described under "—Repurchase of Notes at the Holder's Option Upon a Fundamental Change" below.

        The notes were issued in book-entry form in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes are shown on, and transfers of beneficial interests in the notes are effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities except in limited circumstances.

        A holder of notes may not sell or otherwise transfer the notes or the shares of common stock issuable upon conversion of the notes except in compliance with the provisions set forth below under "—Restrictions on Transfer; Legends" and "—Registration Rights."

Payments on the Notes

        Principal of and interest (including additional amounts, if any) on the notes is payable, and the notes are exchangeable and transferable, at our office or agency maintained for such purposes (which initially will be the office of the trustee); provided, however, that payment of interest may be made at our option by check mailed to the person entitled to such interest as shown on the security register. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

Interest

        The notes bear cash interest at an annual rate of 3.50% of the principal amount at maturity of the notes from the issue date, or from the most recent date to which interest has been paid or provided for. The first such cash interest payment date was January 3, 2004. Cash interest is payable semi-annually in arrears on July 3 and January 3 of each year to holders of record at the close of business on June 17 or December 18 immediately preceding such interest payment date. Each payment of cash interest due on the notes will include interest accrued through the day before the applicable interest payment date (or purchase or, in certain circumstances, conversion date, as the case may be). Cash interest is calculated on a semi-annual basis of a 360-day year comprised of twelve 30-day months.

        We will repay the notes at their principal amount, plus accrued and unpaid interest (including additional amounts), if any, on July 3, 2008, unless earlier converted or repurchased by us at the holder's option.

        Under the indenture, we have agreed, and by purchasing or holding a beneficial interest in the notes each beneficial owner of the notes will be deemed to have agreed, among other things, for United States federal income tax purposes, to treat the notes as indebtedness. See "Certain United States Federal Income Tax Considerations."

        We will also pay additional amounts on the notes under the circumstances described below under "—Registration Rights" and "—Conversion of Notes."

        Cash interest otherwise payable will cease to accrue on a note upon its maturity, conversion or repurchase by us at the option of a holder. Additional amounts may continue to accrue even after conversion if we fail to comply with certain obligations as set forth below under "—Registration Rights."

        If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

Conversion of Notes

  General

        Holders have the right, at their option, to convert their notes, or a portion of their notes, into shares of our common stock, at any time prior to maturity under the circumstances described below, unless previously repurchased or converted, at a conversion rate of 28.7366 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $34.80 per share) subject to the adjustments described under the caption "—Conversion Rate Adjustments" and our right to pay cash in lieu of issuing shares of common stock or to deliver a combination of cash and shares of our common stock, as described below in "—Settlement Upon Conversion." The conversion rate of the notes as described herein has been equitably adjusted to account for the effects of our three-for-two stock split effected by a stock dividend paid on July 11, 2003.

        As required under the indenture, we amended our certificate of incorporation to increase our authorized capital. Until we completed that amendment to our certificate of incorporation to increase our authorized capital, we would have been required to deliver upon conversion of each note (other than a conversion upon satisfaction of the note price conditions, as described below under "—Conversion Upon Satisfaction of Note Price Conditions"): (i) an amount of cash equal to the lesser of (a) the principal amount of such note, and (b) the conversion value of such note; and (ii) a number of shares of our common stock, not to exceed 14.9600 shares (after the 2003 stock split, 22.4400 shares) of common stock per note, equal to the quotient of (x) the excess (if any) of the conversion value of the note over its principal amount divided by (y) the arithmetic average of the volume weighted average prices (defined below) of our common stock during the cash settlement averaging period (defined below). The limit on the number of shares of our common stock that would have been issued upon conversion under such circumstances would have precluded holders from participating in appreciation of the price of our common stock above approximately $158.82 per share, giving effect to our three-for-two stock split effected on July 11, 2003, until we were able to increase our authorized capital. If we had not increased our authorized capital by the date that is 120 days after the original issuance of the notes, the notes would have borne additional interest at a rate of 0.25% of the principal amount per annum. The additional interest would have increased to a rate of 0.75% of the principal amount per annum if we had not increased our authorized capital by the date that is 210 days after the original issuance of the notes. We agreed to use reasonable best efforts to amend our certificate of incorporation to increase the number of shares that we are authorized to issue, which amendment required the approval of our stockholders. Stockholder approval of the amendment was obtained at our special meeting of stockholders held on September 10, 2003. As a result, such additional interest will not be payable and, upon conversion of each note, we will have the right to deliver shares of common stock, cash or a combination of cash and common stock, as described herein.

        Furthermore, even though our stockholders approved the amendment to our certificate of incorporation and we increased our authorized capital, we still retain the election to satisfy our conversion obligation to holders by issuing either common stock into which the notes are convertible, the cash value of the common stock into which the notes are convertible, or a combination thereof. Accordingly, upon conversion of a note, a holder might not receive any shares of our common stock, or it might receive fewer shares of common stock relative to the conversion value of the note.

        Except as described herein, we will not make any payment in cash or our common stock or other adjustment for accrued and unpaid interest (including additional amounts relating to any failure to obtain stockholder approval to increase our authorized capital) on the notes or dividends on any common stock issued upon conversion of the notes. If holders submit their notes for conversion between a record date for an interest payment and the opening of business on the next interest payment date, they will receive the semiannual cash interest payable on such notes on the corresponding interest payment date notwithstanding the conversion, and they must pay funds equal to the semi-annual cash interest payable on the principal amount to be converted.

        On conversion of a note, except as described above, a holder will not receive any cash payment or additional shares in respect thereof representing additional amounts. Our delivery to the holder of the full number of shares of common stock into which the note is convertible, or in lieu of common stock, the cash value of such common stock or a combination of common stock and the cash value of such common stock into which the note is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the note and to satisfy our obligation to pay any accrued and unpaid cash interest (including any additional amounts). As a result, accrued cash interest, and additional amounts are deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued cash interest (including additional amounts), if any, will be payable upon any conversion of notes at the option of the holder made concurrently with or after acceleration of the notes following an event of default under the notes.

  Settlement Upon Conversion

        We will not issue fractional shares of common stock upon conversion of notes. Instead, for each fractional share we will pay a cash amount based upon the closing price of the common stock on the third trading day prior to the date on which the shares are given to the holder upon conversion. If at the time of receipt of the holder's notice of conversion, we have sufficient authorized capital stock to issue shares of common stock upon conversion of all the notes and we receive a holder's notice of conversion on or prior to the day that is 30 trading days prior to maturity (the "final notice date") the following procedures will apply:

  •
  If we choose to satisfy all or any portion of our obligation (the "conversion obligation") in cash, we will notify holders through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is 5 trading days following receipt of the holder's notice of conversion (the "cash settlement notice period").

  •
  If we timely elect to pay cash for any portion of the shares otherwise issuable to the holders, the holders may retract the conversion notice at any time during the 2 trading day period beginning on the day after the final day of the cash settlement notice period (the "conversion retraction period"); no such retraction may be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares).

  •
  If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the third trading day following the final day of the 20 trading day period beginning on the third trading day following the final day of the conversion retraction period (the "cash settlement averaging period"). Settlement amount will be computed as follows, except as to conversions upon satisfaction of the note price conditions, as described below:

    •
    If we elect to satisfy the entire conversion obligation in shares, we will deliver to the holders a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the conversion rate.

    •
    If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holders cash in an amount equal to the product of:

    •
    a number equal to (i) the aggregate principal amount of the notes to be converted divided by 1,000 and multiplied by (ii) the conversion rate, and

    •
    the arithmetic average of the volume weighted average prices of our common stock during the cash settlement averaging period.

  •
  If we elect to satisfy a portion of the conversion obligation in cash (other than 100%), we will deliver to the holder such cash amount ("cash amount") and the number of shares equal to the greater of (i) zero and (ii) the excess, if any, of:

  •
  the number of shares equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the conversion rate, minus

  •
  the number of shares that are equal to the quotient of the cash amount divided by the arithmetic average of the volume weighted average prices of our common stock during the cash settlement averaging period.

        "Volume weighted average price" per share on any trading day will be the volume weighted average price as displayed on Bloomberg (Bloomberg key-strokes: NCEN UQ <equity> AQR) on the NASDAQ from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day (or if such volume weighted average price is not available, the market value of one share on such trading day as we determine in good faith using a volume weighted method).

        In addition, we will pay cash for all fractional shares of our common stock.

        If at the time of receipt of the holder's notice of conversion, we have sufficient authorized capital stock to issue shares of common stock upon conversion of all the notes and we receive a holder's notice of conversion after the final notice date, the following procedures will apply:

  •
  If we choose to satisfy all or any portion of the conversion obligation in cash, we will have notified holders through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the final notice date.

  •
  Settlement amount will be computed and settlement dates will be determined in the same manner as set forth above except that the "cash settlement averaging period" shall be the 20 trading day period that begins on the date that is the 23rd trading day prior to the maturity date.

  •
  Settlement in cash will occur on the third trading day following the final day of such cash settlement averaging period and settlement in shares will occur at maturity.

  •
  A holder cannot retract such holder's conversion notice if the holder delivers the notice after the day that is 30 trading days prior to the maturity date of the notes (and the conversion notice therefore will be irrevocable).

        A "trading day" means a day on which the primary exchange on which our stock is traded and applicable options exchanges are scheduled to be open.

        "Undisrupted trading day" means a trading day on which our common stock does not experience the following during the entire regular trading day:

  •
  any suspension of or limitation imposed on trading of our common stock on any national or regional securities exchange or association or over-the-counter market,

  •
  any event (other than an event listed in the third bullet below) that disrupts or impairs the ability of market participants in general (i) to effect transactions in or obtain market values for our common stock on any relevant national or regional securities exchange or association or over-the-counter market, or (ii) effect transactions in or obtain market values for, futures or options contracts relating to our common stock on any relevant national or regional securities exchange or association or over-the-counter market, or

  •
  any relevant national or regional securities exchange or association or over-the-counter market on which our common stock trades closes on any exchange business day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such business day.

        Notwithstanding the above, if any trading day during a cash settlement averaging period is not a undisrupted trading day, then determination of the price for that day will be delayed until the next undisrupted trading day on which no price observation is occurring in relation to that cash settlement averaging period (whether because that day is a trading day during the cash settlement averaging period or because another delayed price observation is being made on that day). If this would result in a price being observed later than the eighth trading day after the last of the original twenty trading days in the cash settlement averaging period, then we will determine all prices for all delayed and undetermined prices on that eighth trading day based on our good faith estimate of our common stock's value on that date.

        If any trading day during a cash settlement averaging period is not a undisrupted trading day settlement (in cash and/or shares) will occur on the third trading day following the final day on which a price is observed in relation to such cash settlement averaging period.

        Special conversion provisions would have applied if we had not amended our certificate of incorporation to increase our authorized capital.

        Furthermore, a holder cannot retract such holder's notice of conversion (and the conversion notice will be irrevocable).

  Conversion Procedure

        To convert a note, a holder must (1) complete and manually sign a conversion notice and deliver the conversion notice to the conversion agent, (2) surrender the note to the conversion agent, (3) if required by the conversion agent, furnish appropriate endorsements and transfer documents and (4) if required, pay all transfer or similar taxes. The conversion rate will not be adjusted for any accrued and unpaid cash interest. A certificate for the number of full shares of common stock into which any note is converted (or, in lieu of common stock and at our option, the full amount of the cash value of such stock or a combination of common stock and the cash value of such stock into which the note is convertible) together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable following the conversion date.

        If the notes are subject to repurchase following a fundamental change, a holder's conversion rights on the notes so subject to repurchase will expire at the close of business on the second business day before the repurchase date, as the case may be, unless we default in the payment of the repurchase price. If a holder has submitted a note for repurchase upon a fundamental change, a note may only be converted if a holder withdraws the election in accordance with the indenture. If a holder elects to convert, we will have the right to deliver, in lieu of common stock and at our option, cash or a combination of cash or common stock.

  Conversion Upon Satisfaction of Common Stock Price Conditions

        Holders may surrender any of their notes for conversion if the closing price of our common stock for at least 20 trading days in the 30 trading day period ending on the last day of the preceding calendar quarter is greater than or equal to 110% of the conversion price per share of common stock. The conversion price per share as of any day will equal the principal amount of a note divided by the then current conversion rate. Upon the satisfaction of this condition, the notes will remain convertible until maturity. This condition was triggered on March 17, 2004 because the closing price of our common stock exceeded $38.28 for more than 20 of the last 30 trading days during the three months ended March 31, 2004.

        The initial conversion trigger price per share of our common stock is $38.28, giving effect to our three-for-two stock split effected on July 11, 2003. This conversion trigger price reflects the initial conversion price per share of common stock multiplied by 110%.

  Conversion Upon Satisfaction of Note Price Conditions

        Holders may surrender any of their notes for conversion into our common stock during the 5 consecutive trading day period after any 10 consecutive trading day period in which:

  •
  the price of the notes for each day of such period was less than 105% of the conversion value, and

  •
  the conversion value for each day of such period was less than 90% of the principal amount per note.

        We refer to these conditions as the "note price conditions."

        Upon a conversion of a note following satisfaction of the note price conditions, we will deliver, at our election, a number of shares equal to the lesser of (a) the conversion rate of such note, or (b) the quotient obtained by dividing the principal amount of such note by the closing price of our common stock on the trading day immediately before the date of conversion.

        If we elect to satisfy our entire conversion obligation in cash, we will deliver to holders the lesser of:

  •
  the aggregate principal amount of notes to be converted, or

  •
  the product of (a) a number equal to the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by the conversion rate, and (b) the arithmetic average of the volume weighted average price of a share of common stock during the cash settlement averaging period.

        If we elect to satisfy a portion (other than 100%) of our conversion obligation in cash, we will deliver such cash amount and the number of shares of common stock equal to the lesser of:

  •
  (a) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by the conversion rate, minus (b) the quotient of the cash amount divided by the arithmetic average of the volume weighted average price of a share of common stock during the cash settlement averaging period, or

  •
  (x) the aggregate principal amount of notes to be converted divided by the closing price of the common stock on the last trading day preceding the conversion date, minus (y) the quotient of the cash amount divided by the arithmetic average of the volume weighted average price of a share of common stock during the cash settlement averaging period.

        Special conversion provisions would have applied if we had not amended our certificate of incorporation to increase our authorized capital.

        "Conversion rate" is the number of shares of common stock into which each note is then convertible (assuming that the note was convertible as of such date).

        "Conversion value" is equal to the product of the sale price for our common stock on a given day multiplied by the then current conversion rate.

        The "note price" on any date of determination means the average of the secondary market bid quotations per note obtained by us or the bid solicitation agent for $5,000,000 principal amount at maturity of the notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by us, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us, this one bid shall be used. If we cannot reasonably obtain at least one bid for $5,000,000 principal amount at maturity of the notes from a nationally recognized securities dealer or if, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the note price will equal (a) the then-applicable conversion rate of the notes multiplied by (b) the sale price of our common stock on such determination date.

        We will appoint a bid solicitation agent in accordance with the indenture. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the notes.

  Conversion Upon a Credit Rating Event

        Holders will have the right, at their option, to convert their notes at any time during any period in which the notes are rated by either Moody's Investors Service, Inc., or Moody's, or Standard & Poor's Ratings Services, or S&P, and the credit rating initially assigned to the notes by either rating agency is downgraded by two levels or more or the notes cease to be rated, provided that we are under no obligation to have the notes rated.

  Conversion Upon Specified Corporate Transactions

        Holders will have the right, at their option, to convert their notes in the event:

  •
  we distribute to all holders of our common stock rights entitling them to purchase, for a period expiring within 60 days, common stock at less than the sale price of the common stock at the time of announcement of such distribution;

  •
  we elect to distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities which distribution (together with all other distributions covered by this clause not triggering a conversion right during the preceding 12 months) has a per share value exceeding 5% of the sale price of the common stock on the day preceding the declaration date for the distribution; or

  •
  a fundamental change (as defined below under "—Repurchase of Notes at a Holder's Option Upon a Fundamental Change") occurs.

        In any such event, holders may convert their notes at any time after we notify them of such event (1) until the earlier of the close of business on the business day immediately prior to the ex-dividend date or the date of our announcement that the distribution will not take place, in the case of a distribution, or (2) until 40 days thereafter, in the case of a fundamental change. We will notify holders at least 20 days prior to the ex-dividend date for a distribution or within 20 business days of the occurrence of a fundamental change, as the case may be, of the occurrence of any such event. In the case of a distribution, holders may not convert their note if they will otherwise participate in the distribution without conversion as a result of holding the notes.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property, holders may convert their notes at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. In the event holders do not convert their note during this time period, they will be entitled to receive, upon conversion, the kind and amount of cash, securities or other property that they would have received if they had converted the note immediately prior to such consolidation, merger or binding share exchange. If the transaction also constitutes a fundamental change, the holder can require us to repurchase all or a portion of its notes as described under "—Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

  Conversion Rate Adjustments

        The conversion rate will be adjusted upon the occurrence of:

  •
  the issuance of shares of our common stock as a dividend or distribution on our common stock;

  •
  the subdivision or combination of our outstanding common stock;

  •
  the issuance to all or substantially all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the then current sale price per share, provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

  •
  the distribution to all or substantially all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets or rights or warrants, excluding:

  •
  dividends, distributions and rights or warrants referred to in the first and third bullets above; and

  •
  dividends or distributions exclusively in cash referred to in the fifth bullet below;

  •
  the distribution to all or substantially all holders of our common stock of distributions solely in cash, excluding:

  (i)
  any dividend or distribution in connection with our liquidation, dissolution or winding up; or

  (ii)
  any quarterly cash dividend on our common stock that equals or exceeds the quarterly minimum dividend amount and, on an aggregate per-share basis, does not exceed the greater of:

  •
  the amount per share of our common stock of the preceding quarterly cash dividend on our common stock to the extent that such quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (ii), as adjusted to reflect subdivisions or combinations of our common stock; and

  •
  0.4375% of the average of the closing sale price of our common stock during the ten days immediately prior to the declaration date of the dividend.

      The quarterly minimum dividend amount will be adjusted in accordance with all conversion ratio adjustments that are not based on cash distributions.

      If any quarterly dividend results in an adjustment because it exceeds both of the amounts set forth in this clause (ii), the adjustment would cause an increase in the conversion rate based upon the amount by which the dividend exceeds the greater of the two amounts set forth above in this clause (ii). If an adjustment is required to be made under this clause as a result of a distribution that is not a quarterly dividend, the adjustment would be based upon the full amount of the distribution; or

    (iii)
    any quarterly cash dividend on our common stock that is less than the quarterly minimum dividend amount and, on an aggregate per-share basis, is not less than the lower of:

    •
    the amount per share of our common stock of the preceding quarterly cash dividend on our common stock to the extent that such quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (iii), as adjusted to reflect subdivisions or combinations of our common stock; and

    •
    0.25% of the average of the closing sale price of our common stock during the ten days immediately prior to the declaration of the dividend.

      If any quarterly dividend results in an adjustment because it is less than both of the amounts set forth in this clause (iii), the adjustment would cause a reduction in the conversion rate based upon the amount by which the dividend is less than such amount;

  •
  the purchase of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves aggregate consideration the value of which together with:

  •
  any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for our common stock consummated within the preceding 12 months not triggering a conversion rate adjustment; and

  •
  all-cash distributions to all or substantially all holders of our common stock made within the preceding 12 months not triggering a conversion price adjustment,

    exceeds an amount equal to 5% of our market capitalization on the expiration date of such tender offer.

        Notwithstanding the foregoing, adjustments to the conversion rate resulting from quarterly cash dividends may not cause the conversion rate to exceed the quotient obtained by dividing the principal amount of a note by the closing price of our common stock on the trading day immediately prior to the date on which we issue the notes.

        The maximum conversion rate described in the preceding sentence will be subject to adjustment in the same manner as the conversion rate adjusted described above, except no adjustment will be made to the maximum conversion rate as a result of cash distributions.

        In the event of:

  •
  any reclassification of our common stock, or

  •
  a consolidation, merger or combination involving New Century Financial, or

  •
  a sale or conveyance to another person of the property and assets of New Century Financial as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of notes will generally be entitled to convert their notes into the same type of consideration received by common stock holders immediately prior to one of these types of events.

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such an increase would be in the best interest of New Century Financial. We may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event. We are required to give at least 15 days' prior notice of any such increase in the conversion rate.

        A holder may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. See "Material United States Federal Income Tax Considerations—U.S. Holders—Dividends and Constructive Dividends on Common Stock."

        No adjustment in the conversion rate will be required unless it would result in a change in the conversion rate of at least 1.0%. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or the right to purchase our common stock or such convertible or exchangeable securities.

Effect of the merger and related transactions on the notes

        The notes became convertible into shares of our common stock on March 17, 2004 under the terms of the indenture governing the notes. As a result of the merger, the notes will become convertible into shares of New Century REIT common stock at the same conversion rate as in effect on the date of the merger, subject to further adjustments upon the occurrence of certain events. In order to implement these provisions, New Century Financial and New Century REIT will execute a supplemental indenture at the closing of the merger, pursuant to which New Century REIT will assume the obligations to issue common stock under such indenture and New Century Financial will assume all other obligations thereunder.

Ranking

        The notes constitute a senior unsecured general obligation of New Century Financial, ranking equally with other existing and future senior unsecured indebtedness that we have incurred or may incur, ranking senior in right of payment to any future indebtedness that is expressly made subordinate to the notes and ranking subordinate to secured indebtedness we have incurred. For these purposes, the indenture defines "indebtedness" as constituting (a) all obligations for borrowed money; (b) all obligations evidenced by notes or other similar instruments; (c) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto); (d) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (e) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles; and (f) all indebtedness of others guaranteed by us or any of our subsidiaries or for which New Century Financial or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

        Since the notes are obligations of New Century Financial only and not of our subsidiaries, the notes are effectively subordinated to the claims of creditors of our subsidiaries. The amount of indebtedness which our subsidiaries may incur is not limited under the indenture.

Repurchase of Notes at a Holder's Option Upon a Fundamental Change

        In the event of a fundamental change, a holder will have the right to require us to repurchase for cash all or any part of the notes after the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount plus any accrued and unpaid interest (including additional amounts), if any, to, but excluding, the repurchase date. Notes submitted for repurchase must be $1,000 or an integral multiple thereof.

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things, the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the repurchase right, a holder must deliver, on or before the 30th business day after the date of our notice of a fundamental change, subject to extension to comply with applicable law, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled "Option of Holder to Elect Purchase" on the reverse side of the notes duly completed, to the paying agent. The purchase notice must state:

  •
  if certificated, the certificate numbers of notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        A holder may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if notes have been certificated, the certificate numbers of the withdrawn notes, or if not certificated, the notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        We will be required to repurchase the notes no later than 35 business days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. A holder will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds cash sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

  •
  the notes will cease to be outstanding and interest (including additional amounts), if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and any previously accrued and unpaid interest (including additional amounts), if any, upon delivery or transfer of the notes).

        A fundamental change will be deemed to have occurred if any of the following occurs:

  •
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding voting stock of New Century Financial;

  •
  during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of New Century Financial (together with any new directors whose election to such board or whose nomination for election by the stockholders of New Century Financial, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

  •
  New Century Financial consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with New Century Financial, in any such event pursuant to a transaction in which the outstanding voting stock of New Century Financial is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock of New Century Financial is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of New Century Financial), or where (A) the outstanding voting stock of New Century Financial is changed into or exchanged for (x) voting stock of the surviving corporation which is not disqualified equity interests (as defined below) or (y) cash, securities and other property (other than equity interests of the surviving corporation) and (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding voting stock of the surviving corporation;

  •
  New Century is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "—Consolidation, Merger, Sale of Assets"; or

  •
  our common stock ceases to be quoted on the Nasdaq National Market system or another established securities exchange or automated over-the-counter trading market in the United States.

        "Disqualified equity interests" means any equity interest that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be, required to be redeemed before July 3, 2008 or are redeemable at the option of the holder thereof at any time before July 3, 2008 (other than upon a fundamental change or sale of assets by New Century Financial in circumstances where the holders of the notes would have similar rights), or are convertible into or exchangeable for debt securities at any time before July 3, 2008 at the option of the holder thereof.

        However, a fundamental change will not be deemed to have occurred if either:

  •
  the last sale price of our common stock for any 5 trading days within:

  •
  the period of 10 consecutive trading days immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change resulting solely from a fundamental change under the first bullet point above, or

  •
  the period of 10 consecutive trading days immediately preceding the fundamental change, in the case of a fundamental change under the second, third and fourth bullet points above,

    is at least equal to 105% of the quotient where the numerator is the principal amount per note and the denominator is the conversion rate in effect on such date; or

  •
  in the case of a merger or consolidation, at least 95% of the consideration, excluding cash payments for fractional shares in the merger or consolidation constituting the fundamental change, consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market system (or which will be so traded or quoted when issued or exchanged in connection with such fundamental change) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

        In addition, no bona fide securitization of assets shall constitute a fundamental change under the assets.

        For purposes of this fundamental change definition, "voting stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        The term "all or substantially all" as used in the definition of fundamental change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure holders how a court would interpret this phrase under applicable law.

        We will under the indenture:

  •
  comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

  •
  file a Schedule TO or any successor or similar schedule if required under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes upon a fundamental change.

        This fundamental change repurchase feature may make more difficult or discourage a takeover of New Century and the removal of incumbent management. However, we are not aware of any specific effort to accumulate shares of our capital stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the initial purchaser.

        We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt or equity outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

        If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change repurchase price for the notes tendered by holders. In addition, we currently have outstanding debt and may in the future incur debt that has similar fundamental change provisions that permit holders of this debt to accelerate or require us to repurchase this debt upon the occurrence of events similar to a fundamental change. Our failure to repurchase the notes upon a fundamental change will result in an event of default under the indenture.

Events of Default

        An event of default will occur under the indenture if:

  •
  there is a failure to pay any interest (including additional amounts) on any note when it becomes due and payable, if such failure continues for a period of 30 days;

  •
  there is a failure to pay the principal of (or premium, if any) on any note at its maturity (upon acceleration, required repurchase or otherwise);

  •
  (a) there is a failure of New Century Financial to perform any other covenant required of us in the indenture, if such failure continues for a period of 60 days after written notice has been given, by certified mail, (x) to New Century Financial by the trustee or (y) to New Century and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; (b) there shall be a default in the performance or breach of the provisions described in "—Consolidation, Merger, Sale of Assets"; or (c) New Century Financial shall have failed to repurchase all or any part of the notes in accordance with the provisions of "—Repurchase of Notes at a Holder's Option Upon a Fundamental Change";

  •
  there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of New Century Financial or any of its subsidiaries for money borrowed whether such indebtedness now exists, or is created after the date of the indenture, which default:

  (i)
  involves the failure to pay the principal of or any premium or interest on such indebtedness when such indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period, or

  (ii)
  results in the acceleration of such indebtedness prior to its stated maturity without such acceleration having been cured, waived or annulled for a period of 20 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes outstanding, and in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $10.0 million or more;

  •
  there is a failure by New Century Financial or any of its subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

  •
  there shall have been certain events in bankruptcy, insolvency or reorganization of New Century or any of its significant subsidiaries.

        If an event of default (other than as specified in the sixth bullet immediately above) shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the notes outstanding may, and the trustee at the request of such holders shall, declare an amount equal to the principal amount of the notes and any accrued and unpaid cash interest (including additional amounts), if any, on the notes through the date of such declaration, to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders of the notes). Thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceeding. If an event of default specified in the sixth bullet immediately above occurs and is continuing, then an amount equal to the principal amount of all the notes, together with any accrued and unpaid cash interest (including additional amounts), if any, through the occurrence of such event, shall automatically become due and payable.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if (a) we have paid or deposited with the trustee a sum sufficient to pay (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (2) all overdue interest (including additional amounts) on all notes, (3) the principal amount of any notes which have become due otherwise than by such declaration of acceleration and interest thereon (including additional amounts) at a rate borne by the notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional amounts) at the rate borne by the notes; and (b) all events of default, other than the non-payment of the principal amount and any accrued and unpaid cash interest (including any additional amounts), which have become due solely by such declaration of acceleration, have been cured or waived.

        The holders of not less than a majority in aggregate principal amount of the notes outstanding may on behalf of the holders of all the notes waive any past default under the indenture and its consequences, except a default in the payment of the principal of, premium, if any, or any accrued and unpaid interest (including additional amounts) on any note, fundamental change repurchase price of any note, or in respect of a failure to convert any note into common stock, cash or a combination of common stock and cash as required, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

        We are also required to notify the trustee within 5 business days of the occurrence of any default. We are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred. The trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the notes unless such holders offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.

        The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of New Century Financial to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default or else resign.

Modification and Waiver

        Modifications and amendments of the indenture relating to the notes may be made by New Century Financial and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

  •
  change the stated maturity of the principal of, or any installment of interest (including additional amounts) on, any note or reduce the principal amount at maturity thereof or the rate of interest (including additional amounts) thereon, or change the coin or currency in which the principal of any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof or with respect to the conversion of notes;

  •
  amend, change or modify the obligation of New Century Financial to repurchase all or any part of the notes in the event of a fundamental change in accordance with "—Repurchase of Notes at a Holder's Option Upon a Fundamental Change," including amending, changing or modifying any definitions with respect thereto;

  •
  reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the indenture or certain defaults;

  •
  modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the indenture relating to the notes cannot be modified or waived without the consent of the holder of each note affected thereby;

  •
  except as otherwise permitted under "—Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by New Century Financial of any of its rights and obligations under the indenture;

  •
  amend or modify any of the provisions of the indenture relating to the subordination of the notes in any manner adverse to the holders of the notes;

  •
  adversely affect the right of holders to convert notes other than as provided in the indenture; or

  •
  reduce the principal amount at issuance, principal amount or the fundamental change repurchase price of any note, or amend or modify in any manner adverse to the holders of notes New Century Financial's obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

        Without the consent of any holders, New Century Financial, when authorized by a resolution of the board of directors, and the trustee, at any time and from time to time, may enter into one or more supplemental indentures or agreements, in form and substance satisfactory to the trustee, for any of the following purposes:

  •
  to evidence the succession of another person to New Century Financial or any other obligor upon the notes, and the assumption by any such successor of the covenants of New Century

    Financial or obligor under the indenture and in the notes, in each case in compliance with the provisions of the indenture;

  •
  to add to the covenants of New Century Financial or any other obligor upon the notes for the benefit of the holders or to surrender any right or power conferred in the indenture upon New Century Financial or any other obligor upon the notes, as applicable, in the indenture or in the notes;

  •
  to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture or to make any other provisions with respect to matters or questions arising under the indenture or the notes; provided that, in each case, such provisions shall not adversely affect the interests of the holders;

  •
  to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

  •
  to add a guarantor;

  •
  to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

  •
  to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders as additional security for the payment and performance of the indenture obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the trustee pursuant to this indenture or otherwise; or

  •
  to provide for uncertificated notes in place of or in addition to certificated notes.

        The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain provisions of the indenture relating to the notes, unless (1) we fail to pay principal or interest (including additional amounts) on any note when due, (2) we fail to convert any note into common stock, cash or a combination of common stock and cash as required by the indenture, or (3) we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

        Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and denominator) for purposes of determining whether the holders of a majority in principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

Consolidation, Merger, Sale of Assets

        New Century Financial shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person or group of affiliated persons, or permit any of its subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of New Century Financial and its subsidiaries on a consolidated basis to any other person or group of affiliated persons, unless at the time and after giving effect thereto:

  •
  either (a) New Century Financial shall be the continuing corporation or (b) the person (if other than New Century Financial) formed by such consolidation or into which New Century Financial is merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of New Century Financial and its subsidiaries on a consolidated basis (the "surviving entity") shall be a corporation, a limited liability company, limited partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all the obligations of New Century Financial under the notes and the indenture and the registration rights agreement, and the indenture and the registration rights agreement shall remain in full force and effect;

  •
  immediately before and immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

  •
  New Century Financial or the surviving entity shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which New Century Financial is not the continuing corporation, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of New Century Financial and New Century Financial would be discharged from its obligations under the indenture, the notes and the registration rights agreements.

        Notwithstanding the foregoing, New Century Financial may merge or consolidate with or into or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to a direct or indirect wholly owned subsidiary of New Century without complying with the above provisions in a transaction or series of transactions in which New Century remains the obligor on the notes.

        An assumption by any person of New Century Financial's obligations under the notes and the indenture might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Registration Rights

        We and the initial purchasers have entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed to file, at our expense, with the Securities and Exchange Commission within 120 days of the date on which we issue the notes a shelf registration statement, of which this prospectus forms a part, on Form S-1 or Form S-3, if the use of such form is then available, or any other appropriate form under the Securities Act permitting registration of the registrable securities to cover resales of registrable securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. We agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission no later than 210 days of the date on which we issue the notes. Special additional registration provisions would have applied if we had not amended our certificate of incorporation to increase our authorized capital. Because we were able to obtain stockholder approval to amend our certificate of incorporation and we increased our authorized capital prior to filing the shelf registration statement, we included all the registrable securities of the holders who satisfied the required conditions in the shelf registration statement and therefore we are not required to file another registration statement.

        Notwithstanding the foregoing, we will be permitted to prohibit offers and sales of registrable securities pursuant to the shelf registration statement or the additional shelf registration statement, if applicable, under certain circumstances and subject to certain conditions for a period not to exceed an aggregate of 30 days in any three-month period (any period during which offers and sales are prohibited being referred to as a "suspension period") and not to exceed an aggregate of 60 days in any 365-day period.

        "Registrable securities" means each note and any underlying share of common stock or any security into or for which such common stock has been converted or any security issued with respect thereto upon any stock dividend, split or similar event until the earliest of (i) its effective registration under the Securities Act and resale in accordance with the registration statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) under the Securities Act were it not held by an affiliate of New Century Financial, (iii) its sale to the public pursuant to Rule 144 under the Securities Act and (iv) the date that is two years after the later of the original issuance of the notes and the last date that New Century or any of its affiliates was the owner of such notes (or any predecessor thereto); and as a result of the events described in this paragraph, the transfer restriction legends are removed or removable.

        Holders of the registrable securities are required to deliver information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement or the additional shelf registration statement, if applicable, within 30 business days after receipt of a request for information in order to have their registrable securities included in the shelf registration statement or the additional shelf registration statement, if applicable. If a holder fails to do so, the registrable securities held by such holder will not be entitled to be registered and such holder will not be entitled to receive any of the additional amounts described in the following paragraph. There can be no assurance that we will be able to maintain an effective and current registration statement as required. The absence of such a registration statement may limit the holder's ability to sell such registrable securities or adversely affect the price at which such registrable securities can be sold.

        We will:

  •
  provide to each holder for whom a shelf registration statement was filed copies of the prospectus that is a part of such shelf registration statement;

  •
  notify each such holder when a shelf registration statement has become effective; and

  •
  take certain other actions as are required to permit unrestricted resales of the registrable securities.

        If:

  •
  the shelf registration statement is not filed with the Securities and Exchange Commission within 120 days of the date on which we issue the notes,

  •
  the shelf registration statement has not been declared effective by the Securities and Exchange Commission no later than 210 days of the date on which we issue the notes, or

  •
  the shelf registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) which shall exceed 30 days in the aggregate in any 3-month period or 60 days in the aggregate in any 365-day period

(each such event referred to in the bullets above being referred to as a "registration default"), we will pay additional amounts to each holder of registrable securities, from and including the date following the registration default but excluding the day on which all registration defaults have been cured, who has timely provided the required selling securityholder information to us. The amount of additional amounts payable during any period during which a registration default shall have occurred and be continuing is:

  •
  in the case of notes, at a rate per year equal to 0.250% for the first 90-day period and at a rate per year equal to 0.500% thereafter of the principal amount of such notes, or

  •
  in the case of common stock issued upon conversion of the notes, at a rate per year equal to 0.250% for the first 90-day period and 0.500% thereafter of the principal amount of the holder's converted notes.

No additional amounts shall be payable in respect of cash issued in lieu of common stock upon conversion of the notes.

        So long as a registration default continues, we will pay additional amounts in cash on July 3 and January 3 of each year to the holder of record of the notes or shares of common stock issued upon conversion of the notes, as the case may be, on the immediately preceding June 17 or December 18. Following the cure of all registration defaults, additional amounts will cease to accrue with respect to such registration default.

        We will use our reasonable best efforts to cause the shelf registration statement to be effective for a period ending on the earliest of (1) two years after the later of the last date of original issuance of any of the notes and the date on which we or any of our affiliates owned any of the notes, (2) the date on which holders of registrable securities are able to sell all of the registrable securities immediately without restriction pursuant to Rule 144(k) under the Securities Act, (3) the date when all of the registrable securities of those holders that have provided the information required are registered under the shelf registration statement and disposed of in accordance with the terms of the shelf registration statement, and (4) the date when all of the registrable securities of those holders that have provided the information required have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

        The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the registration rights agreement. Copies of the registration rights agreement are available from us or the initial purchasers upon request.

Satisfaction and Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or the conversion agent, as the case may be, after the notes have become due and payable, whether at maturity, or any repurchase date, or upon conversion or otherwise, cash or shares of common stock (at our option) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

        Except as otherwise provided herein, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the notes and the conversion price of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Transfer and Exchange

        We expect to appoint a security registrar, paying agent, bid solicitation agent, calculation agent and conversion agent. We reserve the right to:

  •
  vary or terminate the appointment of the security registrar, paying agent, bid solicitation agent, calculation agent or conversion agent;

  •
  appoint additional paying agents, bid solicitation agents, calculation agents or conversion agents; or

  •
  approve any change in the office through which any security registrar, paying agent, bid solicitation agent, calculation agent or conversion agent acts.

Repurchase and Cancellation

        All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, repurchase notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us, to the extent permitted by law, may be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

        We will replace mutilated, destroyed, stolen or lost notes at a holder's expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of laws principles.

Concerning the Trustee

        Wells Fargo Bank, N.A. has agreed to serve as the trustee under the indenture. The trustee is permitted to deal with New Century and any affiliate of New Century with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflicts or resign.

Book-Entry, Delivery and Form

        We issued the notes in the form of one or more global securities. The global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part only to DTC or another nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Holders may hold their beneficial interests in the global security directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC's participants are on file with the Securities and Exchange Commission.

        DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by DTC, upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchaser. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Beneficial owners of interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, holders will not be entitled to have the notes represented by the global security registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that they are unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Restrictions on Transfer; Legends

        The notes and the shares of common stock which are issued upon conversion will be subject to certain restrictions on transfer set forth on the notes and in the indenture and on the share certificates, and certificates evidencing the notes and shares of common stock will bear legends regarding such transfer restrictions.

DESCRIPTION OF CAPITAL STOCK

General

        We are authorized to issue 100,000,000 shares of common stock, par value $0.01 per share, and 7,500,000 shares of preferred stock, par value $0.01 per share. As of August 31, 2004, 34,047,884 shares of our common stock were outstanding, net of treasury stock, and no shares of our preferred stock were outstanding. On July 11, 2003, we effected a three-for-two stock split of our common stock in the form of a 50% stock dividend paid to all stockholders of record on June 11, 2003. If we complete the merger, it is anticipated that we will have 300,000,000 authorized shares of common stock, $0.01 par value per share, and 10,000,000 authorized shares of preferred stock, $0.01 par value per share.

Common Stock

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, including the election of directors. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors.

        Holders of our common stock are entitled to receive such distributions as may be declared from time to time by our board of directors out of funds legally available therefor.

        We paid a quarterly cash distribution of $0.05 per share on our common stock for all four quarters of fiscal 2002. On May 21, 2003, our board of directors approved a three-for-two stock split of our common stock in the form of a stock dividend to be paid on July 11, 2003 to stockholders of record at the close of business on June 12, 2003, the record date. On July 11, 2003, each eligible stockholder received one share of our common stock for every two shares of our common stock owned by the applicable stockholder as of the record date and a cash payment in lieu of any fractional shares of our common stock owned by applicable stockholder on such date. We paid a quarterly cash distribution of $0.07 per share on our common stock for the first and second quarters of fiscal 2003 and a $0.10 per share distribution on our common stock for the third and fourth quarters of fiscal 2003. We increased our quarterly cash distribution payment for fiscal 2004 to $0.16 per share and paid a cash distribution on our common stock of $0.16 per share on January 30, 2004 to common stockholders of record as of January 15, 2004. On April 5, 2004, our board of directors increased our quarterly cash distribution payment to $0.20 per share, and we paid a cash distribution on our common stock of $0.20 per share on April 30, 2004 to common stockholders of record as of April 15, 2004. We also paid a cash distribution on our common stock of $0.20 per share on July 30, 2004 to common stockholders of record as of July 15, 2004. On September 7, 2004, our board of directors increased our quarterly cash distribution payment to $0.23 per share, which will be payable on October 29, 2004 to common stockholders of record as of September 24, 2004. If we do not complete the merger, the declaration of any future distributions will be subject to our earnings, financial position, capital requirements, contractual restrictions and other relevant factors.

        If we do complete the merger, New Century REIT generally will have to distribute to its stockholders at least 90% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gain and the income of its taxable REIT subsidiaries to the extent not distributed to New Century REIT) each year. The principal component of New Century REIT distributions will be the income the REIT will earn on the mortgage assets it holds. We may supplement that component from time to time with a portion of the earnings from our taxable REIT subsidiaries. However, we expect to retain some or all of the after-tax earnings of our taxable REIT subsidiaries in such subsidiaries. We expect that New Century REIT would begin payment of regular quarterly distributions following completion of the REIT conversion. However, the actual amount and timing of any distributions will be as determined and declared by New Century REIT's board of directors, will be designed to facilitate compliance with applicable REIT qualification requirements, and will depend on, among other factors, its financial condition and earnings. Accordingly, we cannot assure you of any distributions in the future.

        To the extent that we distribute at least 90%, but less than 100% of our REIT taxable income in a taxable year, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, if we fail to distribute an amount during each year equal to the sum of 85% of our REIT ordinary income and 95% of our capital gain net income for that year and any undistributed income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed. In addition, we cannot assure you that we will have access to funds to meet the distribution and other REIT qualification requirements. New Century REIT anticipates paying quarterly distributions in January, April, July and October of each year for the preceding quarter. New Century REIT anticipates that distributions generally will be paid from cash available for distribution (generally equal to cash from operations and investing activities less capital expenditures and principal amortization on indebtedness); however, to the extent that cash available for distribution is insufficient to make such distributions, New Century REIT intends to borrow funds from one of its subsidiaries or a third party to make distributions consistent with this policy.

        In addition, in connection with the REIT conversion, New Century REIT may, if necessary, make an immaterial one-time special E&P distribution to its stockholders. Under the Internal Revenue Code, neither a REIT nor any of its qualified REIT subsidiaries is permitted to retain earnings and profits accumulated during years when the company or its predecessor was taxed as a C corporation. Therefore, to qualify as a REIT, New Century REIT may be required to distribute the current and accumulated E&P of New Century Credit that it succeeds to, if any, by paying a one-time special distribution to its stockholders in cash. A national accounting firm is preparing, and will provide prior to the date of the merger, a computation of New Century Credit's E&P for this purpose. Based on this computation, we will make the corresponding special one-time cash distribution, if required, in an amount that is intended to equal or exceed the earnings and profits, if any, that we will inherit from New Century Credit. Any such special E&P distribution will be declared in December 2004 and payable in January 2005 to our stockholders on the record date for such distribution.

        In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and after satisfaction of the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights and are not subject to further assessments by us. All of the currently outstanding shares of our common stock are, and all shares of our common stock that may be issued upon conversion of the notes offered, upon issuance, will be, fully paid and nonassessable.

        The transfer agent and registrar for our common stock is U.S. Stock Transfer, Glendale, California.

        If we complete the REIT conversion and to assist us in maintaining our qualification as a REIT under the Internal Revenue Code, our charter will contain restrictions on the number of shares of our capital stock that a person may own. No person will be permitted to acquire or hold, directly or indirectly, in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of any class or series of our capital stock. These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in your best interest. Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that the ownership of that stockholder will not then or in the future jeopardize our status as a REIT.

        Every owner of more than 1% (or such lower percentage as required by the Internal Revenue Code or the related regulations) of all classes or series of New Century REIT stock, including shares of New Century REIT's common stock, within 30 days after the end of each fiscal year, shall be required to give written notice to New Century REIT stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to New Century REIT such additional information as New Century REIT may request to determine the effect, if any, of such beneficial ownership on New Century REIT's status as a REIT and to ensure compliance with the stock ownership limits. In addition, each stockholder shall upon demand be required to provide to New Century REIT such information as New Century REIT may reasonably request to determine New Century REIT's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. New Century REIT may request such information after every sale, disposition or transfer of New Century REIT's common stock.

        These ownership limits could delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in your best interest.

Preferred Stock

        Our amended and restated certificate of incorporation currently provides that we are authorized to issue up to 7,500,000 shares of "blank check" preferred stock. Without any further approval by our stockholders, our board of directors may designate and authorize the issuance, upon the terms and conditions it may determine, of one or more additional classes or series of preferred stock with prescribed preferential dividend and liquidation rights, voting, conversion, redemption and other rights. The rights of holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, our outstanding voting stock, and make removal of our present board of directors more difficult. We have no present plans to issue shares of preferred stock other than those subject to the warrant described above.

Registration Rights

        Pursuant to a Registration Rights Agreement between us and certain of our original stockholders, if at any time after a public offering of our shares of common stock we propose to register our common stock under the Securities Act for our own account or the account of any of our stockholders or both, the stockholders party to this agreement are entitled to notice of the registration and to include registrable securities in the offering, provided that the underwriters of that offering do not limit the number of shares included in the registration. In addition, these stockholders are entitled to demand registration of their shares up to three times. These demand registration rights are subject to postponement by us under certain circumstances. An aggregate of 3,981,362 shares are subject to these registration rights. We are required to bear substantially all costs incurred in these registrations, other than underwriting discounts and commissions. The registration rights described above could result in substantial future expenses for us and adversely affect any future equity or debt offerings.

        We have notified all holders of registration rights of our intention to file the resale registration statement, of which this prospectus forms a part, for the notes and the common stock issuable upon conversion of the notes and have received their waiver of registration rights.

Certain Provisions of Delaware Law

        As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 would prevent an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with us for three years following the date the person became an interested stockholder unless (i) before the person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding shares owned by persons who are both officers and directors and shares held by certain employee stock ownership plans), or (iii) following the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by the affirmative vote of holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

Certain Provisions of Maryland Law

        If the merger is completed, we will be subject to the MGCL. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law, the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

        The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. New Century REIT's board of directors has adopted a resolution exempting New Century REIT from this statute. However, New Century REIT's board of directors may repeal or modify this resolution in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between New Century REIT and other persons.

        Maryland law also provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. "Control shares" means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one tenth or more but less than one third, one third or more but less than a majority or a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders' meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. New Century REIT's bylaws contain a provision exempting acquisitions of its shares from the Maryland Control Share Acquisition Act. However, New Century REIT's board of directors may amend its bylaws in the future to repeal or modify this exemption, in which case any control shares of New Century REIT acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

        In addition, under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation's charter.

Limitation of Liability and Indemnification Agreements

        Our amended and restated certificate of incorporation provides that our directors will not be liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law. Under the Delaware General Corporation Law, a director's liability may not be limited:

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  for any breach of the director's duty of loyalty to us or to our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

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  for any transaction from which the director derived an improper personal benefit.

        The effect of the provisions of our amended and restated certificate of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided above. These provisions do not limit or eliminate our rights or the right of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limitations for settlements that are not approved by us, for losses covered by an insurance policy, for judgments for an accounting of profits pursuant to Section 16(b) of the Exchange Act and similar laws, and where prohibited by applicable law.

        We have entered into agreements with each of our directors and officers pursuant to which we indemnify each of our directors or officers, to the maximum extent permitted by applicable law, from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement that are incurred by the director or officer in his capacity as a director, officer, employee and/or agent of New Century or of any other corporation of which he is serving as a director or officer at our request. In addition, our directors and officers are entitled to an advancement of expenses to the maximum extent authorized or permitted by law.

Certificate of Incorporation and Bylaw Provisions

        Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws include various provisions that could delay, defer or prevent a takeover attempt that may be in the best interest of our stockholders. These provisions include:

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  the ability of our board of directors to issue additional shares of our preferred stock without any further stockholder approval;

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  the division of our board of directors into three classes, with each class serving a staggered three-year term;

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  a requirement that our stockholders give advance notice with respect to certain proposals they may wish to present for a stockholder vote;

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  a requirement that stockholders act only at annual or special meetings; and

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  a requirement that two-thirds of all directors approve a change in the number of directors on our board of directors.

        Issuance of our preferred stock could also discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock.

        In the event that the REIT conversion and related transactions are completed, we will be governed by the amended and restated charter and bylaws of New Century REIT. Certain provisions of New Century REIT's charter require the vote of a supermajority of the stockholder votes entitled to be cast on the matter. New Century REIT's charter provides that any stockholder action shall be effective and valid if taken or authorized by New Century REIT's stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of New Century REIT's charter relating to the removal of directors must be approved by New Century REIT's stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. In addition, New Century REIT's charter specifically authorizes New Century REIT's board of directors to reclassify any unissued shares of New Century REIT common stock into other classes or series of classes of New Century REIT stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This discussion describes certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes and, to the extent described below, our common stock received upon an exchange, conversion or redemption of the notes. It applies to you only if you hold your notes as a capital asset for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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  a dealer in securities or currencies,

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  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

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  a bank,

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  a life insurance company,

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  a tax-exempt organization,

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  a person treated as a partnership for U.S. federal income tax purposes,

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  a person that owns notes that are a hedge or that are hedged against interest rate risks,

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  a person that owns notes as part of a straddle or conversion transaction for U.S. federal income tax purposes, or

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  a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

        The summary below does not address all of the tax consequences that may be relevant to you. In particular, it does not address:

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  the U.S. federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the notes,

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  state, local or foreign tax consequences of the purchase, ownership or disposition of the notes, or

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  federal (except in respect of a Non-U.S. Holder (defined below)), state, local or foreign tax consequences of owning or disposing of our common stock.

        For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its partners or owners. Accordingly, if a partnership or other flow-through entity holds the notes, the tax treatment of a holder will generally depend on the status of the partner or other owner and the activities of the partnership or other entity.

        This discussion is based on the Internal Revenue Code of 1986, as amended, or the "Code," its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. No statutory, administrative or judicial authority directly addresses all of the tax consequences relating to the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences regarding this particular offering. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

        If you are considering purchasing the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

        For purposes of this summary, a U.S. holder is a beneficial owner of a note that is:

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  a citizen or resident of the U.S.;

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  a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision of the U.S.;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A beneficial owner of notes that is not a U.S. Holder is referred to herein as a "Non-U.S. Holder."

Classification of the Notes

        We intend to treat the notes as indebtedness for U.S. federal income tax purposes. Such treatment, however, is not binding on the IRS, and there can be no assurance that a court would not determine that the notes should be characterized, in whole or in part, as equity for U.S. federal income tax purposes. If it is determined that for U.S. federal income tax purposes the notes do not constitute indebtedness, the tax consequences with respect to the notes may be different than that described below, possibly with adverse effects.

        Pursuant to the transaction documents relating to the notes, we will agree, and each beneficial holder of a note, by acceptance of a note, will agree, to treat the notes as indebtedness for U.S. federal income tax purposes. It is assumed for the remainder of this discussion that the notes are treated as indebtedness for U.S. federal income tax purposes. Holders should consult their tax advisors concerning the tax treatment of holding the notes and particularly the tax consequences if the notes are not considered to be indebtedness for U.S. federal income tax purposes.

U.S. Holders

  Taxation of Interest

        U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with their regular method of accounting. In general, if the terms of a debt instrument entitle a holder to receive payments, other than fixed periodic interest, that exceed the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount" over the term of the instrument. We believe that the notes were not issued with original issue discount, and the remainder of this discussion assumes that the notes are not issued with original issue discount.

  Market Discount

        A U.S. Holder that purchases notes for an amount that is less than the issue price of the notes will be treated as having purchased such note at a "market discount," unless the amount of such market discount is less than a specified de minimis amount. Since the notes were not issued with original issue discount, the issue price of a note will generally equal its principal amount. Under the market discount rules, a U.S. Holder will be required to treat any gain on the maturity, sale, exchange, retirement or other disposition of notes as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such notes at the time of such disposition. In addition, a U.S. Holder may be required to defer, until the maturity of the notes or earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such notes.

        Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the notes, unless the U.S. Holder elects to accrue on a constant yield method. A U.S. Holder of notes may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding this election.

  Amortizable Bond Premium

        A U.S. Holder that purchases notes for an amount greater than the sum of all amounts payable on the notes after the purchase date, will be considered to have purchased such notes with a "bond premium." Bond premium, however, does not include any amount attributable to the conversion feature of the notes. The amount of bond premium that is attributable to the conversion feature is the excess, if any, of the note's purchase price over what the note's fair market value would be if there were no conversion feature.

        Subject to certain limitations, a U.S. Holder may elect to deduct the allowable amortizable bond premium when computing such holder's taxable income. Any election to amortize bond premium applies to all debt obligations (other than debt obligations the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding this election.

  Conversion of Notes into, or Exchange of Notes Solely for, Common Stock

        If a U.S. Holder converts notes or exchanges notes, and we deliver solely common stock in the conversion or exchange, a U.S. Holder will generally not recognize gain or loss except (i) to the extent of cash received in lieu of a fractional share of our common stock, (ii) to the extent that the common stock issued upon conversion is attributable to accrued interest on the notes (which will be treated as interest for federal income tax purposes), and (iii) with respect to market discount (as described above).

        If a U.S. Holder receives cash in lieu of a fractional share of common stock, the holder will generally recognize capital gain or loss, for U.S. federal income tax purposes, equal to the difference between the amount of cash received and the tax basis in such fractional share. Such gain or loss will generally be long-term if the U.S. Holder's holding period in respect of the notes is more than one year.

        A U.S. Holder's tax basis in the common stock received upon conversion or exchange should generally equal such holder's tax basis in notes tendered in exchange therefore, less the tax basis allocated to any fractional share for which cash is received. A U.S. Holder's holding period in the common stock received upon conversion or exchange of notes will include the holding period of notes so converted or exchanged.

  Exchange of Notes for Common Stock and Cash

        If a U.S. Holder converts or exchanges the notes, and we deliver a combination of cash and common stock in the conversion or exchange, then, in general:

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  except with respect to market discount, a U.S. Holder should recognize gain (but not loss) to the extent that the cash and the value of the shares exceed its adjusted tax basis in the note, but in no event should the amount of recognized gain exceed the amount of cash received;

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  a U.S. Holder will be required to include in gross income all accrued and unpaid interest up to the date of conversion;

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  a U.S. Holder's basis in the shares received should be the same as its basis in the note purchased by us (exclusive of any basis allocable to a fractional share), decreased by the amount of cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized by such holder (other than gain with respect to a fractional share); and

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  the holding period of the shares received in the exchange should include the holding period for the note that was purchased, except that the holding period of shares attributable to accrued interest may commence on the day following the date of delivery of common stock, although there is no authority precisely on point.

  Sale, Exchange or Other Disposition of the Notes

        Upon the sale, exchange or other disposition of notes (other than a conversion of notes into our common stock and except as provided in this paragraph), except with respect to market discount, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the conversion, repurchase, sale or other disposition and (ii) the U.S. Holder's adjusted tax basis in notes or common stock received on a conversion or exchange of notes. Such gain or loss will be long-term if the U.S. Holder's holding period in respect of such notes is more than one year. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder's capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income.

  Dividends and Constructive Dividends on Common Stock

        If, after a U.S. Holder converts a note into common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. Holder's investment, up to the U.S. Holder's basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it would generally be able to claim a dividends received deduction equal to a portion of any dividends received. The terms of the notes allow for changes in the conversion price of the notes in certain circumstances. A change in conversion price that allows noteholders to receive more shares of common stock on conversion may increase the noteholders' proportionate interests in our earnings and profits or assets. In that case, the noteholders would be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the noteholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate noteholders for distributions of cash or property to our stockholders. Not all changes in conversion price that allow noteholders to receive more stock on conversion, however, increase the noteholders' proportionate interests in the company. For instance, a change in conversion price could simply prevent the dilution of the noteholders' interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the noteholders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated like dividends paid in cash or other property. They would result in dividend income to the recipient, to the extent of our current or accumulated earnings and profits, with any excess treated first as a tax-free return of capital and then as capital gain, as described above.

  Sale of Common Stock

        A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of common stock. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year.

  New Tax Legislation

        As part of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "Act"), signed into law on May 28, 2003, the maximum tax rate on dividends was generally reduced to 15% for tax years through 2008. In general, a dividend would not be eligible for the 15% rate if the stock was held for 60 days or less. In addition, the Act established a maximum tax rate of 15% on net long-term capital gains of individuals, trusts and estates effective for gains properly taken into account after May 5, 2003. The Act also had the effect of reducing the backup withholding rate. Prospective investors are encouraged to consult with their own tax advisors regarding the application to them of the provisions of the Act.

Non-U.S. Holders

  Taxation of Interest

        Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. Payments of interest on the notes to most Non-U.S. Holders, however, will qualify as "portfolio interest," and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

  •
  owns, actually or constructively, at least 10 percent of our voting stock, or

  •
  is a "controlled foreign corporation" that is related, directly or indirectly, to us.

        In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock (by vote or value) is owned, directly or indirectly, by one or more U.S. persons that each owns, directly or indirectly, at least 10 percent of the corporation's voting stock. Even if the portfolio interest exception does not apply, payments of interest to a nonresident person or entity might not be subject to withholding tax at a 30 percent rate, or might be subject to withholding tax at a reduced rate, under the terms of a tax treaty between the U.S. and the Non-U.S. holder's country of residence.

        The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form under penalties of perjury to us or our paying agent. If the holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership, the certification requirements generally apply to the partners rather than the partnership. The portfolio interest exception, described above, may not apply to Non-U.S. Holders holding the notes in connection with the conduct of a U.S. trade or business (through a U.S. permanent establishment, in the case of a Non-U.S. Holder entitled to the benefits of an applicable tax treaty). In such case, a Non-U.S. Holder will be subject to U.S. federal income tax on receipt of interest that is effectively connected with the conduct of such trade or business (and attributable to such permanent establishment, in the case of a Non-U.S. Holder entitled to the benefits of an applicable tax treaty); and, if the Non-U.S. Holder is a corporation, a U.S. branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

  Conversion of Notes into, or Exchange of Notes Solely for, Common Stock

        Upon conversion of notes into, or an exchange of notes solely for, common stock, a Non-U.S. Holder will generally not be subject to U.S. federal income tax. See "U.S. Holders—Sale, Exchange or Other Disposition of the Notes" above regarding the taxation of cash received, including cash received in lieu of a fractional share of common stock, upon a conversion or exchange.

  Dividends and Constructive Dividends on Common Stock

        Dividends paid or constructive dividends deemed paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate subject to reduction; by an applicable treaty if the Non-U.S. Holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits; or, upon the receipt of an IRS Form W-8ECI from a Non-U.S. Holder claiming that the payments are effectively connected with the conduct of a U.S. trade or business. A Non-U.S. Holder that is engaged in the conduct of a U.S. trade or business (through a U.S. permanent establishment, in the case of a Non-U.S. Holder entitled to benefits of an applicable tax treaty) will be subject to U.S. federal income tax on receipt of a dividend or a constructive dividend in the same manner as such holder is subject to U.S. federal income tax on interest. See "Non-U.S. Holder—Taxation of Interest".

  Conversion of Notes into, or Exchange of Notes for, Cash or Other Sale, Repurchase or Disposition

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a conversion of notes into, or an exchange of notes for, cash or cash and common stock, a sale, or repurchase for cash or the receipt of cash in lieu of a fractional share of our common stock, or other disposition of notes or common stock unless (i) the gain is effectively connected with the conduct of a trade or business within the U.S. by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the U.S. for 183 or more days during the taxable year and certain other requirements are met. See "U.S. Holders—Exchange of Notes for Common Stock and Cash" and "U.S. Holders—Sale, Exchange or other Disposition of the Notes" above regarding the calculation of gain. Any such gain that is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder (and attributable to a U.S. permanent establishment, in the case of a Non-U.S. Holder entitled to the benefits of an applicable tax treaty) will be subject to U.S. federal income tax on a net income basis and, if such Non-U.S. Holder is a corporation, may also be subject to the branch profits tax described above.

Backup Withholding and Information Reporting

        The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold a 28% tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The information reporting and backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

        Payments of interest or dividends to individual U.S. Holders of notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number and complies with certain certification procedures. The information reporting and backup withholding rules do not apply to payments that are subject to the 30% withholding tax on dividends or interest paid to Non-U.S. Holders, or to payments that are exempt from that tax by application of a tax treaty or special exception. Therefore, payments to Non-U.S. Holders of dividends on common stock, or interest on notes, will generally not be subject to information reporting or backup withholding. Payments made to U.S. Holders by a broker upon a sale of notes or common stock will generally be subject to information reporting. Such payments may also by subject to backup withholding in the circumstances described in the immediately preceding paragraph. If, however, the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception will not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a United States trade or business. In such case, the sale will generally by subject to information reporting and may be subject to backup withholding in the circumstances described in the immediately preceding paragraph. Payments made to Non-U.S. Holders by a broker upon a sale of notes or common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its foreign status.

        Any amounts withheld from a payment to a holder of notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

        THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase, ownership and disposition of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"); plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"); and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "plan").

General Fiduciary Matters

        ERISA impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA (an "ERISA plan") and prohibit certain transactions involving the assets of an ERISA plan or a plan subject to Section 4975 of the Code (each a "benefit plan") and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a benefit plan or the management or disposition of the assets of such a benefit plan, or who renders investment advice for a fee or other compensation to such a benefit plan, is generally considered to be a fiduciary of the benefit plan.

        In considering the purchase of notes to be held as the assets of any plan, a fiduciary should determine whether the investment in the notes is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit benefit plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person that engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA.

        Whether or not any of our underlying assets are deemed to be "plan assets," as described below, the purchase and holding of the notes by a benefit plan with respect to which we or the transferor of the notes is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the purchase and holding of the notes. These class exemptions include, without limitation, PTCE 91-38 regarding bank collective investment funds, PTCE 90-1 regarding insurance company pooled separate accounts, PTCE 84-14 regarding transactions determined by independent qualified professional asset managers, PTCE 95-60 regarding life insurance company general accounts and PTCE 96-23 regarding transactions determined by in-house asset managers. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

        ERISA and the Code do not define "plan assets." However, regulations (the "plan asset regulations") promulgated under ERISA by the DOL generally provide that when a benefit plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the benefit plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the plan asset regulations. Although there is little pertinent authority, it is anticipated that the notes will not constitute an equity interest in New Century Financial. However, the common stock issuable upon conversion of the notes will constitute an equity interest in New Century Financial.

        It is not anticipated that (i) we will be an investment company registered under the Investment Company Act or (ii) we will monitor whether investment in the common stock issuable upon conversion of the notes by benefit plan investors will be "significant" for purposes of the plan asset regulations. It is anticipated that we will qualify as an "operating company" and/or the common stock issuable upon conversion of the notes will constitute "publicly-offered securities," each within the meaning of the plan asset regulations, although no assurances can be given in this regard.

Plan Asset Consequences

        If our assets were deemed to be "plan assets" under ERISA, this would result, among other things, in (i) the need to hold such assets in trust, (ii) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, which could materially affect our operations, (iii) potential liability of persons having investment discretion over the plan assets provided to us should our use or investment of such assets not conform to ERISA's prudence and fiduciary standards, and (iv) the possibility that certain transactions in which we might engage would constitute "prohibited transactions" under ERISA and the Code.

Representation

        Accordingly, by acceptance of the notes (or any interest therein) or the common stock issuable upon conversion of the notes (or any interest therein), each purchaser and subsequent transferee of the notes will be deemed to have represented and warranted either that (i) for the entire period during which such purchaser or transferee holds its interest in the notes, or the common stock issuable upon conversion of the notes, no portion of the assets used by such purchaser or transferee to acquire and hold its interest in the notes or common stock issuable upon conversion of the notes constitute assets of any plan or (ii) the acquisition and holding of the notes (or any interest therein) or the common stock issuable upon conversion of the notes (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable similar laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing notes or common stock issuable upon conversion of the notes on behalf of, or with the assets of, any plan, consult with their counsel to determine whether such plan is subject to Title I of ERISA, Section 4975 of the Code or any similar laws.

SELLING SECURITYHOLDERS

        The notes were originally issued by us to Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the initial purchasers) and resold by them in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be "qualified institutional buyers," as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes and the common stock into which the notes are convertible. When we refer to the "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later hold any of the selling securityholders' interests.

        The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder may offer pursuant to this prospectus and the number of shares of common stock into which the notes are convertible. Unless set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

        Based on the information provided to us by the selling securityholders, assuming that the selling securityholders sell all of the notes or shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares of our common stock during the offering, the selling securityholders will not own any notes or shares of common stock, other than the shares of common stock appearing under the column entitled "Beneficial Ownership After Offering—Number of Shares of Common Stock." We cannot advise you as to whether the selling securityholders will in fact sell any or all of such notes or shares of common stock. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the notes or shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth on the table below.

					Beneficial Ownership After Offering
			Number of Shares of Common Stock Held Before Offering(1)
	Aggregate Principal Amount of Notes Owned Before Offering and That May Be Sold
Selling Securityholder		Percentage of Notes Outstanding Before Offering		Number of Shares of Common Stock Offered for Sale(1)(2)	Number of Shares of Common Stock(3)	Percentage of Shares of Common Stock(3)(4)
Akela Capital Master Fund, Ltd.	$7,000,000	3.3%	201,156	201,156	—	*
Alexandra Global Master Fund Ltd.(5)	12,500,000	6.0	359,207	359,207	—	*
Argent Classic Convertible Arbitrage Fund L.P.	4,000,000	1.9	114,946	114,946	—	*
Argent Classic Convertible Arbitrage Fund II, L.P.	300,000	*	8,620	8,620	—	*
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	4,000,000	1.9	114,946	114,946	—	*
Bear, Stearns & Co. Inc.(6)	2,400,000	1.1	792,033	68,967	723,066	2.1%
Barclays Global Investors Equity Hedge Fund II	37,000	*	1,063	1,063	—	*
BP Amoco PLC Master Trust	314,000	*	9,023	9,023	—	*
BNP Paribas Equity Strategies, SNC	6,293,000	3.0	181,761	180,839	922	*
Calamos® Market Neutral Fund — Calamos® Investment Trust	5,000,000	2.4	143,683	143,683	—	*
Cheyne Fund LP	1,130,000	*	32,472	32,472	—	*
Cheyne Leveraged Fund LP	660,000	*	18,966	18,966	—	*

CIP Limited Duration Company	140,000	*	4,023	4,023	—	*
CNH CA Master Account, L.P.	4,000,000	1.9	114,946	114,946	—	*
Coastal Convertibles Ltd	500,000	*	14,368	14,368	—	*
Context Convertible Arbitrage Fund, LP	1,900,000	*	54,599	54,599	—	*
Context Convertible Arbitrage Offshore, L.T.D.	2,600,000	1.2	74,715	74,715	—	*
CooperNeff Convertible Strategies (Cayman) Master Fund LP	6,836,000	3.3	196,443	196,443	—	*
CS Alternative Strategy Limited	70,000	*	2,011	2,011	—	*
CQS Convertible and Quantitative Strategies Master Fund Ltd.	10,000,000	4.8	287,366	287,366	—	*
DB Equity Opportunities Master Portfolio Ltd	4,500,000	2.1	129,314	129,314	—	*
DBAG London	100,000	*	2,873	2,873	—	*
D.E. Shaw Investment Group, L.P.	400,000	*	11,494	11,494	—	*
D.E. Shaw Valence Portfolios, L.P.	1,600,000	*	45,978	45,978	—	*
DEAM Convertible Arbitrage	1,500,000	*	43,104	43,104	—	*
Geode U.S. Convertible Arbitrage Fund, a series of Geode Investors, LLC	6,000,000	2.9	172,419	172,419	—	*
GLG Market Neutral Fund(7)	25,000,000	11.9	718,415	718,415	—	*
Global Bermuda Limited Partnership	3,000,000	1.4	86,209	86,209	—	*
HighBridge International LLC(8)	23,500,000	11.2	675,310	675,310	—	*
Hotel Union & Hotel Industry of Hawaii Pension Plan	71,000	*	2,040	2,040	—	*
Institutional Benchmarks Master Fund Ltd.	485,000	*	13,937	13,937	—	*
Jefferies & Company Inc.	1,000	*	28	28	—	*
JP Morgan Securities Inc.	4,000,000	1.9	114,946	114,946	—	*
Lakeshore International Limited(9)	12,000,000	5.7	344,839	344,839	—	*
Lyxor / Convertible Arbitrage Fund Limited	434,000	*	12,471	12,471	—	*
Polaris Vega Fund L.P.	2,000,000	*	57,473	57,473	—	*
Polygon Global Opportunities Master Fund	5,000,000	2.4	143,683	143,683	—	*
Pyramid Equity Strategies Fund	1,000,000	*	28,736	28,736	—	*
Relay 3 Asset Holding Co. Limited	40,000	*	1,149	1,149	—	*
RBC Alternative Asset, L.P.	150,000	*	13,369	4,310	9,059	*
Sage Capital	3,450,000	1.6	99,141	99,141	—	*
San Diego County Employee Retirement Association	1,000,000	*	28,736	28,736	—	*
Scorpion Offshore Investment Fund, Ltd.	227,000	*	6,523	6,523	—	*
Silverback Master, LTD(10)	18,000,000	8.6	517,258	517,258	—	*
SingleHedge US Convertible Arbitrage Fund	1,038,000	*	29,828	29,828	—	*
SP Holdings Ltd.	123,000	*	3,534	3,534	—	*

Sphinx Convertible Arb Fund SPC	130,000	*	3,735	3,735	—	*
Standard Global Equity Partners, L.P.	973,000	*	27,960	27,960	—	*
Standard Global Equity Partners SA, L.P.	373,000	*	10,718	10,718	—	*
Standard Global Equity Partners II, L.P.	38,000	*	1,091	1,091	—	*
Standard Pacific Capital Offshore Fund, Ltd	3,029,000	1.4	87,043	87,043	—	*
Standard Pacific MAC 16 Ltd.	160,000	*	4,597	4,597	—	*
SSI Blended Market Neutral L.P.	140,000	*	4,023	4,023	—	*
SSI Hedged Convertible Market Neutral L.P.	254,000	*	7,299	7,299	—	*
Sturgeon Limited	899,000	*	25,834	25,834	—	*
Sunrise Partners Limited Partnership(11)	15,500,000	7.4	445,417	445,417	—	*
Tribeca Investments Ltd.	3,000,000	1.4	86,209	86,209	—	*
Whitebox Convertible Arbitrage Partners, LP	6,000,000	2.9	172,419	172,419	—	*
Xavex Convertible Arbitrage 10 Fund	4,000,000	1.9	114,946	114,946	—	*
Van Kampen Harbor Fund	2,000,000	*	57,473	57,473	—	*
Viacom Inc. Pension Plan Master Trust	7,000	*	201	201	—	*
Zazove Convertible Arbitrage Fund, L.P.	1,000,000	*	28,736	28,736	—	*

Totals(12)(13)(14)	$210,000,000	100.00%	6,767,733	6,034,686	733,047	2.1%

*
Less than one percent (1%).

(1)
Assumes conversion of all of the holder's notes based upon the initial conversion price of approximately $34.80 per share of common stock. This is equivalent to a conversion rate of approximately 28.7366 shares per $1,000 principal amount of notes. This conversion rate is subject to adjustment as described under "Description of the Notes—Conversion of Notes." As a result, the number of shares of common stock issuable upon conversion of the notes may increase in the future. In addition, the number of shares of common stock listed for each holder does not include fractional shares. Holders will receive a cash payment for any fractional share resulting from conversion of the notes, as described under "Description of Notes—Conversion of Notes."

(2)
Except as noted, the shares of common stock that may be sold upon conversion of the notes by any selling securityholder will not represent 1% or more of our outstanding common stock.

(3)
Assumes all of the notes and shares of common stock issuable upon their conversion are sold in the offering.

(4)
Based on 34,047,884 shares outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(5)
The shares of common stock that may be sold upon conversion of notes by this selling securityholder will represent 1.0% of our outstanding common stock. This percentage is calculated based on Rule 13d-3(d)(v) of the Exchange Act, using 34,047,884 shares of common stock outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(6)
This selling securityholder was an initial purchaser of the notes in our private offering of the notes pursuant to Rule 144A.

(7)
The shares of common stock that may be sold upon conversion of notes by this selling securityholder will represent 2.1% of our outstanding common stock. This percentage is calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 34,047,884 shares of common stock outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(8)
The shares of common stock that may be sold upon conversion of notes by this selling securityholder will represent 1.9% of our outstanding common stock. This percentage is calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 34,047,884 shares of common stock outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(9)
The shares of common stock that may be sold upon conversion of notes by this selling securityholder will represent 1.0% of our outstanding common stock. This percentage is calculated based on Rule 13d-3(d)(v) of the Exchange Act, using 34,047,884 shares of common stock outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(10)
The shares of common stock that may be sold upon conversion of notes by this selling securityholder will represent 1.5% of our outstanding common stock. This percentage is calculated based on Rule 13d-3(d)(v) of the Exchange Act, using 34,047,884 shares of common stock outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(11)
The shares of common stock that may be sold upon conversion of notes by this selling securityholder will represent 1.3% of our outstanding common stock. This percentage is calculated based on Rule 13d-3(d)(v) of the Exchange Act, using 34,047,884 shares of common stock outstanding as of August 31, 2004. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of this selling securityholder's notes, but we did not assume conversion of any other selling securityholder's notes.

(12)
New selling securityholders, if any, will be set forth from time to time in post-effective amendments to the registration statement of which this prospectus is a part or supplements to this prospectus, as required.

(13)
Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes do not beneficially own any common stock other than the common stock issuable upon conversion of the notes.

(14)
The sum of the listed principal amount of notes beneficially owned by selling securityholders is actually more than $210,000,000 because certain of the selling securityholders may have transferred notes pursuant to Rule 144A or otherwise reduced their position prior to selling pursuant to this prospectus, and as a result we have received beneficial ownership information from additional selling securityholders. The maximum principal amount of notes that may be sold under this prospectus will not exceed $210,000,000.

        Information concerning the selling securityholders may change from time to time, and any changed information will be set forth in prospectus supplements if and when required.

PLAN OF DISTRIBUTION

        We are registering the notes and shares of our common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of notes or the shares of our common stock by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders or pledgees, donees or transferees of, or other successors in interest to, the selling securityholders may sell all or a portion of the notes and shares of our common stock beneficially owned by them and offered hereby from time to time:

  •
  directly; or

  •
  through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the notes or shares of our common stock as principals, and who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders or from the purchasers of the notes and shares of our common stock for whom they may act as agent.

        The notes and the shares of our common stock may be sold from time to time in one or more transactions at:

  •
  fixed prices, which may be changed;

  •
  prevailing market prices at the time of sale;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes or shares of our common stock offered by them hereby will be the purchase price of the notes or shares of our common stock less discounts and commissions, if any.

        The sales described in the preceding paragraph may be effected in transactions:

  •
  on any national securities exchange or quotation service on which the notes or shares of our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market in the case of the shares of our common stock;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options whether the options are listed on an option exchange or otherwise; or

  •
  through the settlement of short sales.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with sales of the notes and shares of our common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and shares of our common stock in the course of hedging their positions.

        The selling securityholders may also sell the notes and shares of our common stock short and deliver notes and shares of our common stock to close out short positions, or loan or pledge notes and shares of our common stock to broker-dealers that in turn may sell the notes and shares of our common stock.

        No selling securityholder may satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the shares of our common stock by the selling securityholders. Selling securityholders might not sell any, or might not sell all, of the notes and the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer the notes or the shares of our common stock by other means not described in this prospectus.

        To the extent required, upon being notified by a selling securityholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of notes or common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer(s), the name(s) of the selling securityholder(s) and of the participating agent, underwriter or broker-dealer(s), specific notes and/or common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        The outstanding shares of our common stock are listed for trading on The Nasdaq National Market. We do not intend to list the notes for trading on The Nasdaq National Market or any other national securities exchange and can give no assurance that any trading market for the notes will develop. If the merger is completed, we anticipate that shares of New Century REIT's common stock will be listed for trading on the NYSE.

        In order to comply with the securities laws of some states, if applicable, the notes and underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

        The selling securityholders and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the notes or the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the notes or the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. If a selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling securityholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of our common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares of our common stock to engage in market-making activities with respect to the particular notes and the underlying shares of our common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the notes and the underlying shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of our common stock.

        We entered into a registration rights agreement for the benefit of the holders of the notes to register their notes and underlying common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides that the selling securityholders will indemnify New Century Financial Corporation and the initial purchasers and their respective directors, officers and controlling persons and New Century Financial Corporation will indemnify the selling securityholders and the initial purchasers and their respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the underlying common stock, including liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. We have agreed to pay all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the notes and shares of our common stock.

        We have agreed under the registration rights agreement to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earliest of:

  (1)
  two years after the later of the last date of original issuance of any of the notes and the date on which we or any of our affiliates owned any of the notes;

  (2)
  the date on which holders of registrable securities are able to sell all of the registrable securities immediately without restriction pursuant to Rule 144(k) under the Securities Act;

  (3)
  the date when all of the registrable securities of those holders that have provided the information required are registered under the shelf registration statement and disposed of in accordance with the terms of the shelf registration statement; and

  (4)
  the date when all of the Registrable Securities of those Holders that have provided the information required have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

        We may suspend the selling securityholders' use of this prospectus and offers and sales of the notes and shares of common stock pursuant to this prospectus for a period not to exceed 30 days in the aggregate in any three-month period, and not to exceed 60 days in the aggregate in any 365-day period under certain circumstances related to the possibility that the registration statement contains an untrue statement of a material fact or omits to state a material fact and disclosure of the event would have, in our reasonable, good faith belief, a material adverse effect on our business. If we do not maintain the effectiveness of the registration statement of which this prospectus is a part in accordance with the registration rights agreement, subject to the permitted suspension periods, we may be required to pay additional cash interest as liquidated damages as specified in the registration rights agreement.

        The anti-manipulation rules under the Exchange Act may apply to sales of notes or shares of common stock in the market and to the activities of the selling securityholders and their affiliates.

LEGAL MATTERS

        Certain legal matters in connection with the notes will be passed upon for us by O'Melveny & Myers LLP, Newport Beach, California.

EXPERTS

        The consolidated financial statements of New Century Financial Corporation as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, Independent Registered Public Accounting Firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
ABOUT NEW CENTURY FINANCIAL CORPORATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy materials that we have filed with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission's Internet website at http://www.sec.gov.

        Our common stock is quoted on The Nasdaq National Market under the symbol "NCEN" and our Securities and Exchange Commission filings can also be read at: The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        You may also obtain information about New Century Financial Corporation at our Internet website at http://www.ncen.com. However, the information on our website does not constitute a part of this prospectus.

        We are "incorporating by reference" certain documents that we file with the Securities and Exchange Commission, which means that such documents are considered part of this prospectus and that we can disclose important information to you by referring to those documents. Information that we file in the future with the Securities and Exchange Commission will automatically update and supersede earlier information in or incorporated by reference in this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

        We incorporate herein by reference the documents listed below and any other information we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus until the offering is completed:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 and our amendment to our Annual Report on Form 10-K/A, filed April 13, 2004;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, filed on May 10, 2004 and August 9, 2004, respectively;

  •
  Our Current Report on Form 8-K, filed on January 14, 2004, regarding amendments to several of our credit facilities to extend the terms of those credit facilities;

  •
  Our Current Report on Form 8-K, filed on January 22, 2004, regarding our financial results for the fiscal year ended December 31, 2003;

  •
  Our Current Report on Form 8-K, filed on April 7, 2004, regarding some of our credit facilities, a litigation update, our investment in Carrington Mortgage Credit Fund I, LP and our REIT conversion announcement;

  •
  Our Current Report on Form 8-K, filed on April 22, 2004, regarding our financial results for the quarter and year ended March 31, 2004;

  •
  Our Current Report on Form 8-K, filed on May 20, 2004, regarding agreements to extend the terms of, or to increase the maximum credit available under, some of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on June 1, 2004, regarding agreements to increase the maximum credit available under, or to renew, some of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on June 17, 2004, regarding a litigation update and some of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on June 28, 2004, regarding some of our credit facilities and a dividend announcement;

  •
  Our Current Report on Form 8-K, filed on July 2, 2004, regarding some of our credit facilities and a new board member announcement;

  •
  Our Current Report on Form 8-K/A, filed on July 7, 2004, regarding the corrected version of that certain Amended and Restated Master Purchase Agreement between one of our subsidiaries and Bank of America, N.A.;

  •
  Our Current Report on Form 8-K, filed on July 13, 2004, regarding an agreement to extend one of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on July 20, 2004, regarding the extension of one of our credit facilities and our new Chief Financial Officer;

  •
  Our Current Report on Form 8-K, filed on July 22, 2004, regarding our financial results for the quarter ended June 30, 2004;

  •
  Our Current Report on Form 8-K, filed on August 2, 2004, regarding the extension of one of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on August 17, 2004, regarding the extension of one of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on September 1, 2004, regarding the renewal of one of our credit facilities and an agreement to extend one of our credit facilities;

  •
  Our Current Report on Form 8-K, filed on September 10, 2004, regarding the temporary increase in the amount of maximum credit available under one of our credit facilities;

  •
  Our Definitive Proxy Statement on Schedule 14A for the 2004 Annual Meeting of Stockholders filed on August 16, 2004; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on June 2, 1997, and any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 9 or 12 of any Current Report on Form 8-K that we may from time to time furnish to the Securities and Exchange Commission prior to August 23, 2004 and none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Securities and Exchange Commission after August 23, 2004 will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than the exhibits to such documents unless the exhibits are specifically requested. Requests should be directed to:

New Century Financial Corporation
Investor Relations
18400 Von Karman Avenue, Suite 1000
Irvine, California 92612
(949) 440-7030

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        New Century Financial Corporation is paying all of the selling securityholders' expenses related to this offering, except that the selling securityholders will pay any applicable brokers' commissions and expenses. The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the notes and common stock offered hereby. All of such fees expenses, except for the Registration Fee, are estimated:

Registration Fee—Securities and Exchange Commission	$19,092
Accounting fees and expenses	12,500
Legal fees and expenses	35,000
Printing fees and expenses	5,000
Trustee and transfer agent fees	15,000
Miscellaneous	8,408

Total	$95,000

Item 15. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, or the "DGCL", we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

        Our Amended and Restated Certificate of Incorporation provides that a director of the company shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for any breach of the director's duty of loyalty to the company or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL or for any transaction from which the director derives an improper personal benefit. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of our Amended and Restated Certificate of Incorporation is to eliminate the rights of the company and its stockholders (through stockholders' derivative suits on behalf of the company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided in our Amended and Restated Certificate of Incorporation and in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

        Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain limitations for settlements not approved by us, for losses covered by an insurance policy, for judgments for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act and similar laws and where prohibited by applicable law.

        We have entered into agreements with each of our directors and officers pursuant to which we have agreed to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the company or any other corporation of which such person is a director or officer at the request of the company to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

        At present, there is no pending litigation or proceeding involving a director or officer of the company as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

        The registrant maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of the registrant in certain circumstances with a liability limit of $55 million per claim and in the aggregate, subject to varying retentions. This coverage is on a claims made basis.

        The foregoing summaries are necessarily subject to the complete text of the Delaware General Corporation Law, the registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws, the indemnity agreements entered into between the registrant and each of its directors and officers and the registrant's directors' and officers' liability insurance policy and are qualified in their entirety by reference thereto.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number		Description
4.1		Specimen Certificate for Registrant's Common Stock (1)
4.2		Indenture, dated as of July 8, 2003, by and between the Registrant and Wells Fargo Bank, N.A., as Trustee (2)
4.2.1		Form of 3.50% Convertible Senior Note (included as part of Exhibit 4.2 hereto) (2)
4.3		Registration Rights Agreement, dated July 8, 2003, by and among New Century Financial Corporation, Bear, Stearns & Co. Inc. and the other initial purchasers referred to therein (2)
5.1	*	Opinion of O'Melveny & Myers LLP as to legality of the securities being issued
8.1	*	Opinion of O'Melveny & Myers LLP as to material U.S. income tax matters
10.1		Amendment to Office Space Lease dated September 17, 2003 by and between National Office Partners Limited Partnership and New Century Mortgage Corporation.(3)
10.2		First Amendment to lease dated November 5, 2002 by and between The Irvine Company, New Century Mortgage Corporation and the Anyloan Company.(3)
10.3		Third Amendment to Lease dated September 12, 2002 by and between The Irvine Company and New Century Financial Corporation.(3)
10.4		Fourth Amendment to Lease dated October 14, 2003 by and between The Irvine Company and New Century Financial Corporation.(3)
10.5		Fifth Amendment to Lease dated February 5, 2004 by and between The Irvine Company and New Century Financial Corporation.(3)
10.6		First Amendment to Office Lease Agreement dated May 12, 2003 by and between Koll Center Irvine Number Two, L.L.C. and New Century Mortgage Corporation.(3)
10.7		Amendment No. 4 to the Second Amended and Restated Master Loan and Security Agreement, dated as of June 30, 2004, by and among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.(3)
12.1	*	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	*	Consents of O'Melveny & Myers LLP (included as part of Exhibits 5.1 and 8.1 hereto)
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	†	Power of Attorney
25.1	*	Form T-1 Statement of Eligibility of Trustee under the Indenture

*
Previously filed.

(1)
Incorporated herein by reference to the Registrant's Form S-1 Registration Statement (No. 333-25483) as filed with the with the Securities and Exchange Commission (the "Commission") on June 23, 1997.

(2)
Incorporated herein by reference to the Registrant's Form 10-Q as filed with the Commission on August 13, 2003.

(3)
Filed herewith.

†
Included on the signature page to this Registration Statement and previously included on the signature page to Amendment No. 1 to this Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on October 24, 2003.

(b)
Financial Statement Schedules

        None.

Item 17. Undertakings

        (a) The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Commission by the registrant under Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, New Century Financial Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 14th day of September, 2004.

NEW CENTURY FINANCIAL CORPORATION
By:	/s/ ROBERT K. COLE Robert K. Cole Chairman of the Board and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Robert K. Cole and Brad A. Morrice, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRAD A. MORRICE Brad A. Morrice	Vice Chairman, President and Chief Operating Officer	September 14, 2004
/s/ PATTI M. DODGE Patti M. Dodge	Chief Financial Officer and Controller (Principal Accounting and Financial Officer)	September 14, 2004
/s/ ROBERT K. COLE Robert K. Cole	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 14, 2004
/s/ EDWARD F. GOTSCHALL Edward F. Gotschall	Vice Chairman—Finance and Director	September 14, 2004
Harold A. Black	Director	September , 2004

* Fredric J. Forster	Director	September 14, 2004
* Donald E. Lange	Director	September 14, 2004
* William J. Popejoy	Director	September 14, 2004
* Michael M. Sachs	Director	September 14, 2004
* Terrence P. Sandvik	Director	September 14, 2004
* Richard A. Zona	Director	September 14, 2004
*By:	/s/ ROBERT K. COLE Robert K. Cole Attorney-In-Fact

EXHIBIT INDEX

        Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

        The following exhibits are included, or incorporated by reference, in this Form S-3 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit Number		Description
4.1		Specimen Certificate for Registrant's Common Stock(1)
4.2		Indenture, dated as of July 8, 2003, by and between the Registrant and Wells Fargo Bank, N.A., as Trustee(2)
4.2.1		Form of 3.50% Convertible Senior Note (included as part of Exhibit 4.2 hereto)(2)
4.3		Registration Rights Agreement, dated as of July 8, 2003, by and among the Registrant and Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated(2)
5.1	*	Opinion of O'Melveny & Myers LLP as to legality of the securities being issued
8.1	*	Opinion of O'Melveny & Myers LLP as to material U.S. income tax matters
10.1		Amendment to Office Space Lease dated September 17, 2003 by and between National Office Partners Limited Partnership and New Century Mortgage Corporation.(3)
10.2		First Amendment to lease dated November 5, 2002 by and between The Irvine Company, New Century Mortgage Corporation and the Anyloan Company.(3)
10.3		Third Amendment to Lease dated September 12, 2002 by and between The Irvine Company and New Century Financial Corporation.(3)
10.4		Fourth Amendment to Lease dated October 14, 2003 by and between The Irvine Company and New Century Financial Corporation.(3)
10.5		Fifth Amendment to Lease dated February 5, 2004 by and between The Irvine Company and New Century Financial Corporation.(3)
10.6		First Amendment to Office Lease Agreement dated May 12, 2003 by and between Koll Center Irvine Number Two, L.L.C. and New Century Mortgage Corporation.(3)
10.7		Amendment No. 4 to the Second Amended and Restated Master Loan and Security Agreement, dated as of June 30, 2004, by and among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.(3)
12.1	*	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	*	Consents of O'Melveny & Myers LLP (included as part of Exhibits 5.1 and 8.1 hereto)
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	†	Power of Attorney
25.1	*	Form T-1 Statement of Eligibility of Trustee under the Indenture

*
Previously filed.

(1)
Incorporated herein by reference to the Registrant's Form S-1 Registration Statement (No. 333-25483) as filed with the with the Securities and Exchange Commission (the "Commission") on June 23, 1997.

(2)
Incorporated herein by reference to the Registrant's Form 10-Q as filed with the Commission on August 13, 2003.

(3)
Filed herewith.

†
Included on the signature page to this Registration Statement and previously included on the signature page to Amendment No. 1 to this Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on October 24, 2003.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
SUMMARY
New Century Financial Corporation
Terms of the Notes
Risk Factors
RISK FACTORS
Risks Related to the Notes
Risks Related to Our Business
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DISTRIBUTION POLICY
PRICE RANGE OF COMMON STOCK
CAPITALIZATION
DESCRIPTION OF NOTES
DESCRIPTION OF CAPITAL STOCK
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT NEW CENTURY FINANCIAL CORPORATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX